SHARE AND PIPELINE PURCHASE AGREEMENT

                                 by and between


                                   CONOCO INC.
                       (formerly Continental Oil Company)
                             Charter Number 0917525
                      and CONOCO OFFSHORE PIPE LINE COMPANY
                                    (SELLER)

                                       and

                            STONE ENERGY CORPORATION
                                     (BUYER)





                              ---------------------

                       ALL SHARES OF CONOCO OFFSHORE INC.
                                       and
                          SOUTH PASS 49 PIPELINE SYSTEM

                               Offshore, Louisiana

                              ---------------------









                              Dated October 8, 2001
                           Effective December 31, 2001

                      SHARE AND PIPELINE PURCHASE AGREEMENT



                                TABLE OF CONTENTS                         Page

ARTICLE 1.  PROPERTY DESCRIPTION...........................................1
         1.1  The Property and the Assets..................................1
         1.2  Exclusions from the Property.................................2
         1.3  Ownership of Production from the Property....................4
         1.4  Hydrocarbon Imbalances.......................................5

ARTICLE 2.  CONSIDERATION..................................................5
         2.1  Purchase Price...............................................5
         2.2  Adjustments at Closing.......................................6
         2.3  Adjustments after Closing....................................7
         2.4  Payment Method...............................................8
         2.5  Principles of Accounting.....................................8
         2.6  Reporting Value of the Property..............................8
         2.7  Section 1031 Exchange........................................8

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES.................................8
         3.1  Reciprocal Representations and Warranties....................8
         3.2  SELLER's Representations and Warranties......................9
         3.3  BUYER's Representations and Warranties.......................11
         3.4  Limitation as to Environmental Matters.......................12
         3.5  Notice of Changes............................................12
         3.6  Representations and Warranties Exclusive.....................12

ARTICLE 4.  DISCLAIMER OF WARRANTIES.......................................12
         4.1  Title; Encumbrances..........................................12
         4.2  Condition and Fitness of the Property........................13
         4.3  Information About the Property...............................13
         4.4  Information in Exhibits......................................14
         4.5  Subrogation of Warranties....................................14
         4.6  Disclaimers Deemed Conspicuous...............................14

ARTICLE 5.  DUE DILIGENCE REVIEW OF THE PROPERTY...........................14
         5.1  Records Review and Confidentiality...........................14
         5.2  Physical Inspection..........................................15
         5.3  Environmental Assessment.....................................15
         5.4  Government Approvals.........................................17
         5.5  Preferential Rights and Consents to Assign...................18
         5.6  Title Defects................................................20
         5.7  Casualty Losses and Government Takings.......................21
         5.8  Termination Due to Impairments to the Property...............22

ARTICLE 6.  CLOSING AND POST-CLOSING OBLIGATIONS...........................22
         6.1  Closing Date.................................................22
         6.2  Conditions to Closing........................................23
         6.3  Closing......................................................25
         6.4  Post-Closing Obligations.....................................26

ARTICLE 7.  ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS....................27
         7.1  BUYER's Rights After Closing.................................27
         7.2  BUYER's Obligations After Closing............................27
         7.3  SELLER's Obligations After Closing...........................28
         7.4  Plugging and Abandonment Obligations.........................29
         7.5  Environmental Obligations....................................30

ARTICLE 8.  INDEMNITIES....................................................31
         8.1  Definition of Claims.........................................31
         8.2  Application of Indemnities...................................31
         8.3  BUYER's Indemnity............................................32
         8.4  SELLER's Indemnity...........................................32
         8.5  Notices and Defense of Indemnified Claims....................33
         8.6  SELLER's Indemnity Limit.....................................33
         8.7  NORM.........................................................33
         8.8  Pending Litigation and Claims................................33
         8.9  Waiver of Consequential and Punitive Damages;
                Data Room Matters..........................................33

ARTICLE 9.  TAXES AND EXPENSES............................................34
         9.1  Recording Expenses..........................................34
         9.2  Ad Valorem, Real Property and Personal Property Taxes.......34
         9.3  Severance Taxes.............................................34
         9.4  Tax and Financial Reporting.................................34
         9.5  Sales and Use Taxes.........................................35
         9.6  Income Taxes................................................35
         9.7  Incidental Expenses.........................................35
         9.8  Indemnity...................................................35
         9.9  Cooperation.................................................35
         9.10 Section 333(h)(10)Election..................................35

ARTICLE 10.  (left blank intentionally)...................................35

ARTICLE 11.  MISCELLANEOUS................................................35
         11.1  Preferential Right to Purchase and Process Production......35
         11.2  Dispute Resolution.........................................37
         11.3  Suspense Accounts..........................................37
         11.4  SELLER's Marks and Logos...................................37
         11.5  Survival of Representations and Warranties.................37
         11.6  Public Announcements.......................................37
         11.7  Notices....................................................37
         11.8  Effective Date.............................................38
         11.9  Binding Effect; Assignment.................................38
         11.10  Entire Agreement and Amendment............................38
         11.11  Interpretation............................................38
         11.12  Third-Party Beneficiaries.................................39
         11.13  Successors and Assigns....................................39
         11.14  Severability..............................................39
         11.15  Counterparts..............................................40
         11.16  Governing Law.............................................40
         11.17  Exhibits..................................................40
         11.18  Waiver....................................................40
         11.19  Default and Remedies......................................40
         11.20  SELLER's Audit Rights.....................................41

                             INDEX OF DEFINED TERMS


                                                                         Page
Adverse Environmental Condition...........................................16
Agreement.................................................................1
Allocated Value...........................................................8
Asset Records.............................................................2
Assets....................................................................1
Assignment Documents......................................................25
BUYER.....................................................................1
BUYER's Assumed Obligations...............................................27
Casualty Loss.............................................................21
Claims....................................................................31
Closing...................................................................22
Closing Date..............................................................22
Code......................................................................8
COI.......................................................................1
Conoco....................................................................1
Consents..................................................................18
COPL......................................................................1
Corporation...............................................................1
Downstream Pipeline.......................................................1
Effective Date............................................................1
Environmental Defect Value................................................16
Environmental Laws........................................................16
Environmental Obligations.................................................30
Final Settlement Statement................................................7
Gaseous Hydrocarbons......................................................36
Government Taking.........................................................21
Hart-Scott-Rodino Act.....................................................18
Hydrocarbons..............................................................4
Includes..................................................................39
Inspector.................................................................15
Knowledge.................................................................39
Lease Property and Equipment..............................................2
Leases....................................................................2
Liquid Hydrocarbons.......................................................35
Miscellaneous Personal Property...........................................2
NORM......................................................................29
Performance Deposit.......................................................5
Permits and Easements.....................................................2
Pipeline Inventory........................................................4
Plugging and Abandonment Obligations......................................29
Post-Sale Hydrocarbon Imbalances..........................................2
Pre-closing Periods.......................................................35
Pre-Sale Hydrocarbon Imbalances...........................................4
Preferential Rights.......................................................18
Preliminary Settlement Statement..........................................6
Property..................................................................1
Property Taxes............................................................34
Purchase Price............................................................5
Purchased Shares..........................................................1
Related Contracts.........................................................2
SELLER....................................................................1
SELLER's Responsibility...................................................4
SELLER's Retained Obligations.............................................28
Stock Tank Oil............................................................4
STONE.....................................................................1
Title Defect..............................................................20
Wells.....................................................................2

                      SHARE AND PIPELINE PURCHASE AGREEMENT


                                LIST OF EXHIBITS

A        Schedule 1 - Oil and Gas Leasehold Interests and Units
         Schedule 2 - Wells
         Schedule 3 - Platforms, Pipelines, Other Immovables and Equipment, and
                          Miscellaneous Personal Property
         Schedule 4 - Easements, Surface Leases, and Permits
         Schedule 5 - Related Contracts
         Schedule 6 - Allocation of Purchase Price

B        B-1 -  SELLER's Assignment Notice
         B-2 -  BUYER's Assignment Notice

C        Pending Litigation and Claims Affecting the Assets

D        Schedule 1 - Form of Stock Power
         Schedule 2 - Bill of Sale

E        Assignment of Contracts

F        Nonforeign Affidavit

G        Production, Transportation and Processing Imbalances

H        Dispute Resolution Procedures

I        Performance Bond

                      SHARE AND PIPELINE PURCHASE AGREEMENT
                       (All Shares Of Conoco Offshore Inc.
                                       And
                         South Pass 49 Pipeline System)


This Share and Pipeline Purchase Agreement (the "Agreement"), executed on October 8, 2001, and effective as of 11:59 p.m. CST, December 31, 2001 (the "Effective Date"), is between CONOCO INC.(formerly Continental Oil Company, Charter Number 0917525, "Conoco"), a Delaware corporation, with offices at 600 North Dairy Ashford, Houston, Texas 77079, CONOCO OFFSHORE PIPE LINE COMPANY ("COPL"), a Delaware corporation, with offices at 600 North Dairy Ashford, Houston, Texas 77079, and STONE ENERGY CORPORATION ("STONE"), a Delaware corporation with offices at 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508. As used in this Agreement, the term "SELLER" means Conoco and (to the extent of the Downstream Pipeline) COPL, and the term "BUYER" means Stone. Notwithstanding any other provision to the contrary, but subject to Section 6.2.8, the representations, warranties, covenants, obligations, liabilities and indemnities of Conoco and COPL under this Agreement are several and not joint.

                                    RECITALS:

Conoco owns 100% of the shares of Conoco Offshore Inc. which in turn owns certain producing oil and gas properties in the Mississippi Canyon Area situated in the Gulf of Mexico, offshore the state of Louisiana, together with related facilities and contractual rights, and desires to assign and deliver 100% of the shares of Conoco Offshore Inc. to Stone.

COPL owns an interest in a certain common carrier pipeline system associated with the producing oil and gas properties owned by Conoco Offshore Inc. and desires to assign its interest in this property, together with related facilities and contractual rights.

Stone desires to acquire Conoco's and COPL's interests in Conoco Offshore Inc. and the pipeline system.

Therefore, Conoco, COPL and Stone agree to the sale of Conoco's and COPL's interests in these shares, properties, facilities and contractual rights to Stone on the terms and conditions set forth in this Agreement.

ARTICLE 1.  PROPERTY AND ASSETS DESCRIPTION
            -------------------------------

1.1 The Property and the Assets. Subject to the terms of this Agreement and except for the excluded items described under Section 1.2, SELLER shall sell, convey, and assign to BUYER and BUYER shall purchase, pay for, and accept all of SELLER's right and title to, and interest in, the following (collectively the "Property"): (i) one hundred percent (100 %) of the shares of Conoco Offshore Inc., a Delaware corporation ("COI" or the "Corporation", which was formerly called Continental Alaska Pipe Line Company) being 1000 shares represented by Certificate No. 3 issued on May 8, 1996 to Conoco (the "Purchased Shares"), and (ii) the pipeline system described in Exhibit A, Schedule 3, together with all permits, licenses, easements, rights-of-way, servitudes, land, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the pipeline system, and to the extent assignable or transferable, all contracts and contractual rights, obligations and interests INSOFAR ONLY as they cover and are attributable to the pipeline system (collectively the "Downstream Pipeline"). The assets and obligations of the Corporation include (collectively the "Assets"):

        1.1.1 The oil, gas and mineral lease(s), operating rights and other interests in oil and gas described in Exhibit A, Schedule 1, and all rights, privileges and obligations appurtenant to those interests and leases, together with all rights and interest in any unit in which such leases are included (to the extent that such rights and interests arise from and are associated with such leases and operating rights), INSOFAR AND ONLY INSOFAR AS those interests, rights and leases cover and include the lands, depths and rights described in Exhibit A, Schedule 1 (the "Leases");

        1.1.2 All oil, gas and condensate wells (whether producing, not producing or abandoned), water source, water injection and other injection or disposal wells and systems located on the Leases, including those described in Exhibit A, Schedule 2 (the "Wells"), together with all equipment, facilities, pipelines, flow lines, gathering systems (other than gas plant gathering systems), platforms, caissons, subsea equipment, tank batteries, improvements, fixtures, inventory, spare parts, tools, movables, immovables, abandoned property and junk, and other personal property on the Leases or the sea floor covered by the Leases, or directly used held for use in developing or operating the Leases and Wells, or producing, treating, storing, compressing, processing or transporting Hydrocarbons on the Leases and Wells, including those items described in Exhibit A, Schedule 3 (the "Lease Property and Equipment");

        1.1.3 All permits, licenses, easements, rights-of-way, servitudes, land, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, Wells, and Lease Property and Equipment, as described in Exhibit A, Schedule 4 (the "Permits and Easements", which also includes the same for COPL and the Downstream Pipeline);

        1.1.4 All contracts and contractual rights, obligations and interests INSOFAR ONLY as they cover and are attributable to the Leases, Wells, or Lease Property and Equipment, including without limitation unit agreements (and any declaration or order of any governmental authority associated therewith), farmout agreements, farmin agreements, operating agreements, and hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements, which include those described in Exhibit A, Schedule 5 (the "Related Contracts", which also includes the same for COPL and the Downstream Pipeline);

        1.1.5 All rights against and obligations to third parties with respect to any production, transportation and processing imbalances attributable to Hydrocarbons produced from the Leases on and after the Effective Date (the "Post-Sale Hydrocarbon Imbalances"); and

        1.1.6 All other tangibles, miscellaneous interests or other assets on or directly used in connection with the Leases, Wells, Lease Property and Equipment, Permits and Easements, and Related Contracts (the "Miscellaneous Personal Property"), including copies of all lease files, land files, well files, geologic and interpretive maps, well logs, the right to use and analyze cores and other physical samples or materials from the Wells, core analyses and other well test results, production records, division order files, abstracts, title opinions, and contract files, insofar as they are directly related to the Leases (the "Asset Records").

1.2 Exclusions from the Property. The Property to be conveyed and assigned under this Agreement does not include:

        1.2.1 Unless the parties otherwise agree in writing and enter into a separate data license agreement and except as expressly provided in Section 1.1.6 as property of COI, (i) seismic, geological, geochemical, or geophysical data (including cores and other physical samples or materials from wells or tests) belonging to SELLER or licensed from third parties, and (ii) interpretations of seismic, geological, geochemical or geophysical data belonging to SELLER or licensed from third parties;

        1.2.2 SELLER's intellectual property, including proprietary computer software, computer software licensed from third parties, patents, pending patent applications, trade secrets, copyrights, and names, marks and logos;

        1.2.3 SELLER's corporate, financial and tax records, and legal files, except that SELLER will provide BUYER with copies of any tax records that are necessary for BUYER's ownership, administration or operation of the Property or COI's ownership, administration or operation of the Leases, Wells, Lease Property and Equipment, or Related Contracts;

        1.2.4 Notwithstanding any other provision of this Agreement to the contrary, any records or information that SELLER considers proprietary or confidential (including employee information and internal valuation data regarding its ownership of COI), or which SELLER cannot legally provide to BUYER because of third-party restrictions;

        1.2.5 Trade credits and rebates from contractors and vendors, and adjustments or refunds attributable to any period before the Effective Date relative to the Property and Assets, including transportation tax credits and refunds, tariff refunds, take-or-pay claims, insurance premium adjustments, and audit adjustments under the Related Contracts, which BUYER will assign, convey and pay over, or ensure that COI assigns, conveys and pays over to SELLER;

        1.2.6 Claims of SELLER or COI for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Date relative to the Property and Assets, (ii) income or franchise taxes, or (iii) any taxes attributable to the excluded items described in this Section 1.2, which BUYER will assign, convey and pay over, or ensure that COI assigns, conveys and pays over to SELLER;

        1.2.7 (i) All deposits, cash, checks in process of collection, cash equivalents and funds attributable to any period prior to the Effective Date, (ii) all accounts and notes receivable attributable to any period prior to the Effective Date, and (iii) any security or other deposits made by Seller or COI with third parties prior to the Effective Date relative to the Property or Assets, which BUYER will assign, convey and pay over, or ensure that COI assigns, conveys and pays over to SELLER;

        1.2.8 Claims and causes of action of SELLER or COI arising from acts, omissions or events, or damage or destruction of the Property or Assets before the Effective Date, and all rights, titles, claims and interests of SELLER or COI (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or letter of credit, or (iii) to any insurance or condemnation proceeds or awards, which BUYER will assign, convey and pay over, or ensure that COI assigns, conveys and pays over to SELLER;

        1.2.9 All rights, obligations, benefits, awards, judgments, and settlements, if any, applicable to the pending and potential litigation, Claims and proceedings listed under the section of Exhibit C entitled "SELLER's Responsibility";

        1.2.10 Any production sales contracts between SELLER and SELLER's affiliates or subsidiaries, and all swap, futures, or derivative contracts backed by or related to the Hydrocarbons;

        1.2.11 SELLER's or COI's rights under any existing contracts providing for the gathering, compression, treating, transportation or processing of oil or gas produced from the Leases or Wells, other than those contracts listed on Exhibit A, Schedule 5 (BUYER will need to make its own arrangements for these matters with respect to its production from the Leases, and if COI is a party to such contracts, BUYER and SELLER will arrange for COI to assign such contracts to SELLER at Closing);

        1.2.12 COI's interest in all rights against and obligations to third parties with respect to any production, transportation and processing imbalances which exist and are attributable to Hydrocarbons produced from the Leases prior to the Effective Date (the "Pre-Sale Hydrocarbon Imbalances"), which shall be handled pursuant to Section 1.4.

1.3  Ownership of Production from the Property.

        1.3.1  Production Before the Effective Date.

               (i) SELLER will receive the benefit of all merchantable oil, gas, condensate and gas liquids ("Hydrocarbons") produced from the Assets before the Effective Date. If, on the Effective Date, Hydrocarbons produced from the Assets before the Effective Date are stored in the Lease or unit stock tanks (the "Stock Tank Oil"), or in Lease or unit gathering lines or production facilities upstream of the sale or custody transfer meters of the purchaser or processor of Hydrocarbon production from the Assets (the "Pipeline Inventory"), BUYER shall pay to SELLER the value of the merchantable Stock Tank Oil above pipeline connections in the stock tanks and the Pipeline Inventory for the market value which shall be based upon (1) for oil, SELLER's posted price for South Louisiana Sweet (Onshore) crude oil at Empire, Louisiana, less taxes and transportation fees deducted by the purchaser of such oil, and (2) for gas plant products, if any, the market value of the unsold inventory at the point of sale. BUYER will pay SELLER for the value of Stock Tank Oil and Pipeline Inventory as an adjustment to the Purchase Price at Closing, as provided in Section 2.2.

               (ii) The Stock Tank Oil and the Pipeline Inventory will be gauged and measured as of 7:00 a.m. Central Standard Time on January 1, 2002. SELLER and BUYER will accept the Lease or unit operator's tank gauge readings, meter tickets or other inventory records of the Stock Tank Oil and Pipeline Inventory.

        1.3.2 Production After the Effective Date. COI will own and receive the benefit of all Hydrocarbons produced from the Assets after the Effective Date. Subject to any continuing sale obligations under the Related Contracts, and SELLER's preferential right to purchase Hydrocarbons from the Assets, as provided in Section 11.1, COI may sell Hydrocarbons produced from the Assets on and after the Closing Date as it deems appropriate.

1.4 Hydrocarbon Imbalances. SELLER represents to BUYER that, although SELLER will make a good faith attempt to cause COI to balance the Assets to zero as of the Effective Date, as indicated in Exhibit G, certain imbalances may exist with third parties as a result of production, transportation, processing or sales of Hydrocarbons attributable to COI's ownership of Hydrocarbons produced from the Assets prior to the Effective Date. The imbalances are such that COI is either entitled to make up or receive delivery of Hydrocarbons, or payments in lieu thereof, in accordance with the provisions of certain applicable gas balancing and other agreements. BUYER and SELLER agree that all liabilities, duties, obligations, benefits and entitlements with respect to all such imbalances are specifically reserved by SELLER (and shall, if necessary, be assigned to SELLER by COI at Closing), and that SELLER shall have all of its or COI's contractual rights with third parties as a result of such imbalances, but retains no right to balance any such Hydrocarbons in kind from COI's share of production from the Leases. BUYER and SELLER further agree that the existence of such imbalances owed by or to COI or SELLER shall not be deemed to be a Title Defect, and that BUYER (and COI after Closing) shall have no liabilities, duties, obligations, benefits or entitlements whatsoever to any such imbalances. To the extent COI or BUYER are requested to deliver Hydrocarbons from the Leases after the Effective Date to any third party as a result of any imbalance in existence as of the Effective Date, SELLER hereby covenants and further agrees promptly to deliver to BUYER or COI, upon BUYER's written demand, a like quantity and quality of Hydrocarbons. Said Hydrocarbons will be delivered by SELLER to BUYER or COI at a mutually acceptable location whereby BUYER or COI receives the same value, giving consideration to all relevant factors, including location, transportation costs, pipeline fuel charges, and differences in pipeline fuel charges and quality and heating content. To the extent COI or SELLER is entitled to make up or receive delivery of Hydrocarbons from other co-owners in the Leases after the Effective Date as a result of any imbalance in existence as of the Effective Date, and COI or SELLER is unable to secure a payment or other delivery of the imbalance elsewhere than at the Leases, BUYER hereby covenants and further agrees to receive such Hydrocarbons for the account of COI or SELLER, upon COI's or SELLER's written request, and to redeliver such Hydrocarbons to COI or SELLER. If SELLER and BUYER determine no later than one (1) year after Closing that the Pre-Sale Hydrocarbon Imbalances stated in Exhibit G are inaccurate, the parties agree that the remedies provided in this Section 1.4 are their sole remedies for any difference between the Pre-Sale Hydrocarbon Imbalances set forth in Exhibit G and the correct Pre-Sale Hydrocarbon Imbalances determined by the parties, all other remedies as between SELLER and BUYER being waived and released regardless of when any inaccuracy may be discovered or adjustments in balancing accounts may be made.

ARTICLE 2.  CONSIDERATION
            -------------

2.1  Purchase Price.


        2.1.1 Amount Due at Closing. At Closing, BUYER will pay SELLER Fifty-Three Million, Seven Hundred Thousand dollars (U.S. $ 53,700,000) for the Property (the "Purchase Price"), adjusted by the Closing adjustments specified in Section 2.2. The Purchase Price will be subject to the further post-Closing adjustments specified in Section 2.3. For purposes of this Agreement and for federal income tax purposes, the Purchase Price will be allocated among the Purchased Shares and Downstream Pipeline, and among depreciable assets and nondepreciable (or depletable) assets as provided in Exhibit A, Schedule 6.

        2.1.2 Performance Deposit. Upon execution of this Agreement, BUYER shall pay to SELLER ten percent (10%) of the Purchase Price (U.S. $ 5,370,000) as a performance deposit ("Performance Deposit") on the Property to be transferred to BUYER to assure BUYER's performance under this Agreement. The Performance Deposit is solely to assure the performance of BUYER pursuant to the terms and conditions of this Agreement. If BUYER refuses or is unable for any reason (including failure to obtain financing) to close the transaction in accordance with the terms of this Agreement, SELLER may, at its sole option, retain the Performance Deposit as agreed liquidated damages and not as a penalty. However, if this Agreement is terminated pursuant to the provisions of Sections
               5.3 (Environmental Assessment), 5.4 (Governmental Approvals), 5.6 (Title Defects), 5.7 (Casualty Loss), 5.8 (Termination Due to Impairments to the Property) or 11.19.2 (BUYER's Remedies) of this Agreement, the Performance Deposit shall be returned without interest as provided in this Agreement. If Closing occurs, SELLER at its sole option may either (i) return the Performance Deposit to BUYER, without interest, at Closing, in which case BUYER must pay SELLER the full amount of the Purchase Price at Closing, adjusted as provided in Section 2.2, or (ii) retain and credit the Performance Deposit against the Purchase Price at Closing, in which case BUYER must pay SELLER an amount equal to the Purchase Price, adjusted as provided in Section 2.2, less the Performance Deposit.

2.2  Adjustments at Closing.

        2.2.1 Preliminary Settlement Statement. At Closing, the Purchase Price will be adjusted as set forth in Sections 2.2.2 and 2.2.3. No later than five (5) business days prior to Closing, SELLER will provide BUYER a Preliminary Settlement Statement identifying all adjustments to the Purchase Price to be made at Closing (the "Preliminary Settlement Statement"). SELLER and BUYER acknowledge that some items in the Preliminary Settlement Statement may be estimates or otherwise subject to change in the Final Settlement Statement for the Property, to be prepared pursuant to Section 2.3.

        2.2.2 Upward Adjustments. The Purchase Price will be increased by the following expenses and revenues:

               (i) SELLER's and COI's share of all actual production expenses, operating expenses, overhead charges under applicable operating agreements and capital expenditures paid or incurred by SELLER or COI in connection with the Assets and Downstream Pipeline (including without limitation royalties, minimum royalties, rentals, and prepaid charges), to the extent they are attributable to the ownership or operation of the Assets and Downstream Pipeline after the Effective Date;

               (ii) SELLER's  and COI's share of any  proceeds  from the sale of
                    Hydrocarbon production and other income from the Assets and Downstream Pipeline received by BUYER or COI, to the extent they are attributable to the ownership or operation of the Assets and Downstream Pipeline before the Effective Date, and the value of the Stock Tank Oil and the Pipeline Inventory; and

               (iii)Any other  increases in the Purchase Price specified in this
                    Agreement or otherwise agreed in writing between SELLER and BUYER prior to or at Closing.

        2.2.3 Downward Adjustments. The Purchase Price will be decreased by the following expenses and revenues:

               (i) SELLER's and COI's share of all actual production expenses, operating expenses, overhead charges under applicable operating agreements and capital expenditures paid or incurred by BUYER or COI in connection with the Assets and Downstream Pipeline (including without limitation royalties, minimum royalties, rentals, and prepaid charges), to the extent they are attributable to the ownership or operation of the Assets and Downstream Pipeline before the Effective Date;

               (ii) SELLER's  and COI's share of any  proceeds  from the sale of
                    Hydrocarbon production (before deduction of any royalties under the applicable pricing provisions of any oil, gas and gas plant liquids sales and processing agreements) and other income received by SELLER or COI from the Assets and Downstream Pipeline, to the extent they are attributable to the ownership or operation of the Assets and Downstream Pipeline after the Effective Date; and

               (iii)Any other  decreases in the Purchase Price specified in this
                    Agreement or otherwise agreed in writing between SELLER and BUYER prior to or at Closing.

2.3  Adjustments after Closing.

        2.3.1 Final Settlement Statement. Within 120 days after Closing, SELLER will prepare a final settlement statement for the Property containing a final reconciliation of the adjustments to the Purchase Price specified in Section 2.2 (the "Final Settlement Statement"). (However, failure of SELLER to complete the Final Settlement Statement within 120 days after Closing will not constitute a waiver of any right to an adjustment otherwise due.) BUYER will have 30 days after receiving the Final Settlement Statement to provide SELLER with written exceptions to any items in the Final Settlement Statement that BUYER believes in good faith to be questionable. All items in the Final Settlement Statement to which BUYER does not except within the 30-day review period will be deemed correct.

        2.3.2 Payment of Post-Closing Adjustments. Any additional adjustments to the Purchase Price (including disputed items) will be offset against each other so that only one payment is required. The party owing payment will pay the other party the net post-closing adjustment to the Purchase Price within 10 days after the expiration of BUYER's 30-day review period for the Final Settlement Statement. However, the payment of any disputed items will be subject to the further rights of the parties under
               Section 2.3.3.

        2.3.3 Resolution of Disputed Items. After the completion and delivery of the Final Settlement Statement, the parties agree to negotiate in good faith to attempt to reach agreement on the amount due with respect to any disputed items in the Final Settlement Statement. If the parties reach agreement on the amount due with respect to any disputed items, and a payment adjustment is required, the party owing payment will pay the other party within 10 days after the parties reach agreement. If the parties are unable to agree on the amount due with respect to any disputed items within 60 days after SELLER receives BUYER's written exceptions to the Final Settlement Statement, then the dispute shall be resolved under the dispute resolution provisions of Exhibit H.

        2.3.4 Further Revenues and Expenses. After the completion of the post-Closing adjustments under this Section 2.3, (i) if either party receives revenues that belong to the other party under this Agreement (or COI receives revenues for which a Purchase Price adjustment would otherwise be required), those revenues (or an equivalent amount) will be remitted to the other party, and (ii) if either party pays expenses that are the responsibility of the other party under this Agreement (or COI pays expenses for which a Purchase Price adjustment would otherwise be required), those expenses will be promptly reimbursed to the other party for such expenses upon receiving satisfactory evidence of such payment. However, neither party will be obligated to reimburse the other party for any such expenses in excess of $5,000 unless it has been consulted about that expense prior to payment, unless that payment was required by a government agency or other government entity.

2.4 Payment Method. Unless the parties otherwise agree in writing, all payments under this Agreement will be by wire transfer in immediately available funds to the account(s) designated by the party receiving payment.

2.5 Principles of Accounting. The Preliminary Settlement Statement and Final Settlement Statement will be prepared in accordance with generally accepted accounting principles in the petroleum industry and with reasonable supporting documentation for each item in those statements.

2.6 Reporting Value of the Property. Neither party will take any position in preparing financial statements, tax returns, reports to shareholders or governmental authorities, or otherwise, that is inconsistent with allocation of value for the Property in Exhibit A, Schedule 6, unless the parties otherwise agree in writing. The value assigned to each portion of the Property in Exhibit A, Schedule 6 is hereafter referred to as the "Allocated Value" of that portion of the Property.

2.7 Section 1031 Exchange. SELLER and BUYER hereby agree that either SELLER or BUYER shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary (as that term is defined in Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations) in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, (the "Code"). In the event either party assigns its rights under this Agreement pursuant to this Section 2.7, such party agrees to notify the other party in writing of such assignment at or before Closing. If SELLER assigns its rights under this Agreement for this purpose, BUYER agrees to (i) consent to SELLER's assignment of its rights in this Agreement in form attached hereto as Exhibit B-1, and (ii) pay the Purchase Price into a qualified escrow or qualified trust account at Closing as directed in writing. If BUYER assigns its rights under this Agreement for this purpose, SELLER agrees to (i) consent to BUYER's assignment of its rights in this Agreement in the form of Exhibit B-2, (ii) accept the Purchase Price from the qualified escrow or qualified trust account at Closing, and (iii) at Closing, convey and assign directly to BUYER the Property which is the subject of this Agreement upon satisfaction of the other conditions to Closing and other terms and conditions hereof. SELLER and BUYER acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary shall not release either party from any of their respective liabilities and obligations to each other under this Agreement, and that neither party represents to the other that any particular tax treatment will be given to either party as a result thereof.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

3.1 Reciprocal Representations and Warranties. By their execution of this Agreement, SELLER and BUYER each represent and warrant that the following statements are true and accurate as to itself, as of the execution date of this Agreement, the Effective Date and the Closing Date.

        3.1.1 Corporate Authority. It is a corporation duly organized and in good standing under the laws of its state of incorporation, is duly qualified to carry on its business in the states or jurisdictions where the Property is located, and has all the requisite power and authority to enter into and perform this Agreement.

        3.1.2 Requisite Approvals. Upon execution of this Agreement, it will have taken all necessary actions pursuant to its articles of incorporation, by-laws and other governing documents to fully authorize (i) the execution and delivery of this Agreement and any transaction documents related to this Agreement; and (ii) the consummation of the transaction contemplated by this Agreement.

        3.1.3 Validity of Obligation. This Agreement and all other transaction documents it is to execute and deliver on or before the Closing Date (i) have been duly executed by its authorized representatives; (ii) constitute its valid and legally binding obligations; and (iii) are enforceable against it in accordance with their respective terms.

        3.1.4 No Violation of Contractual Restrictions. Its execution, delivery and performance of this Agreement does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, except any provision contained in agreements customary in the oil and gas industry relating to (i) required consents to transfer and related provisions; and (ii) any other third-party approvals or consents contemplated in this Agreement.

        3.1.5 No Violation of Other Legal Restrictions. Its execution, delivery and performance of this Agreement does not violate any law, rule, regulation, ordinance, judgment, decree or order to which it or the Property is subject.

        3.1.6 No Restraining Litigation. To its knowledge and subject to those matters listed in Exhibit C, there is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to its knowledge, threatened, against it before any court or governmental agency that seeks to restrain or prohibit, or to obtain substantial damages from it, with respect to this Agreement or the consummation of all or part of the transaction contemplated in this Agreement.

        3.1.7  Bankruptcy.   There   are  no   bankruptcy,   reorganization   or
               receivership proceedings pending, being contemplated by, or to its actual knowledge, threatened against it.

        3.1.8 Broker's Fees. It has not incurred any obligation for brokers, finders or similar fees for which the other party would be liable.

3.2 SELLER's Representations and Warranties. By its execution of this Agreement, SELLER represents and warrants to BUYER that the following statements are true and accurate, as of the execution date of this Agreement, the Effective Date and the Closing Date.

        3.2.1 Mortgages and Other Instruments. The transfer of the Property to BUYER does not violate any covenants or restrictions imposed on SELLER by any bank or other financial institution in connection with a mortgage or other instrument, and will not result in the creation or imposition of a lien on any portion of the Property.

        3.2.2 Compliance with Laws. Except as disclosed by SELLER in writing prior to Closing and limited by Section 3.4, if SELLER is the operator of the Property, to SELLER's knowledge, it is in compliance with all laws, rules, regulations and orders pertaining to the Property.

        3.2.3 Permits. Except as disclosed by SELLER in writing prior to Closing and limited by Section 3.4, if SELLER is the operator of the Property, to SELLER's knowledge, it has all governmental permits necessary for the operation of the Property and is not in default under any permit, license or agreement relating to the operation and maintenance of the Property.

        3.2.4 Lawsuits and Claims. Except as disclosed in Exhibit C to this Agreement and limited by Section 3.4, to SELLER's knowledge, there is no demand or lawsuit, nor any compliance order, notice of probable violation or similar governmental action, pending or threatened before any court or governmental agency that (i) would result in an impairment or loss of title to any part of the Property, or substantial impairment of the value thereof, or (ii) would hinder or impede the operation of the Property.

        3.2.5 COI Existence and Powers. The Corporation is a corporation duly incorporated, organized and validly existing under the laws of the state of Delaware, is authorized to carry on business in the states of Louisiana and Delaware, and has all necessary corporate power to own the Corporation's properties (including and the power and right to own oil and gas leases and interests in the Outer Continental Shelf), and to carry on the Corporation's business  as such  business  is now  being  conducted  (prior  to
               Closing SELLER will arrange for COI to terminate its authorization to do business in the states of Alaska, Oklahoma and Texas).

        3.2.6 SELLER's Authority. SELLER is the holder of record and is the sole legal and/or beneficial owner of the Purchased Shares and has the absolute right, title, and authority to sell, convey and assign the Purchased Shares to BUYER.

        3.2.7 No Subsidiaries. The Corporation does not own shares or interests in any other entity or subsidiary, and is not party to any agreement to acquire shares or interests in any other entity or subsidiary.

        3.2.8 Purchased Shared Unencumbered. SELLER, COI and their affiliates have not alienated or encumbered the Purchased Shares or any part or portion thereof, and the Purchased Shares have not been assigned, sold, pledged, or hypothecated by SELLER, and are and will be acquired by BUYER free and clear of all liens, charges, pledges, claims, demands, security interests, adverse claims, equities and encumbrances of every nature and kind whatsoever.

        3.2.9 Purchased Shares Valid. the Purchased Shares have been validly issued by the Corporation and are outstanding as fully paid and non-assessable.

        3.2.10 No Share Contracts. Except pursuant to this Agreement, no person or entity now has any contract, commitment, agreement, understanding, arrangement, option, warrant or any right or privilege, whether by law, preemptive or contractual, absolute or contingent (including on the exercise of one or more rights of conversion) which is capable of becoming an agreement or right for the acquisition, purchase, subscription, allotment or issuance of any of the Purchased Shares or any of the unissued shares in the capital of the Corporation or of any securities of the Corporation including but not restricted to any convertible securities or obligations of any nature or kind whatsoever.

        3.2.11 No shareholder Agreements. There exists no shareholder or other agreement in effect which affects the transferability of the Purchased Shares. Neither SELLER nor the Corporation is a party to any voting trust agreement, unanimous shareholders agreement, pooling agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to any securities of the Corporation (including the Purchased Shares).

        3.2.12 Private Company. The Corporation is a private company and has no filing or reporting obligations pursuant to any securities legislation of any jurisdiction.

        3.2.13 No Dividends. Since September 28, 2001, the Corporation has not
               (i) declared and paid or set aside for payment any dividend, whether in cash, shares or otherwise; (ii) reduced the Corporation's stated capital in any manner or purchased, acquired, cancelled or redeemed, or agreed to purchase, acquire, cancel or redeem, any outstanding shares in the Corporation's issued capital (but the Corporation will declare and pay dividends to SELLER at or prior to Closing as provided in Section
               6.3 (xiv)).

        3.2.14 Dividends Paid. All dividends which have been declared by the Corporation have been paid in full (but the Corporation will declare and pay dividends to SELLER at or prior to Closing as provided in Section 6.3 (xiv)).

        3.2.15 No Guarantees. The Corporation has not given or agreed to give, or is a party to or bound by, any continuing guarantee or indemnity in respect of indebtedness, or other obligations of any other person or entity that are, in the aggregate, material other than those: (i) that were incurred in the ordinary course of business, or (ii) are contained within the Leases and Related Contracts.

        3.2.16 No Debt. The Corporation is not indebted to SELLER.

        3.2.17 No Employees. The Corporation has no, and never has had, employees.

        3.2.18 No Asset Encumbrances. Except as may be provided in the Related Contracts applicable to the Assets, COI has not alienated or encumbered the Assets by, through or under COI.

3.3 BUYER's Representations and Warranties. By its execution of this Agreement, BUYER represents and warrants to SELLER that the following statements are true and accurate, as of the execution date of this Agreement, the Effective Date and the Closing Date.

        3.3.1 Independent Evaluation. BUYER is an experienced and knowledgeable investor in the oil and gas business. BUYER has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Property and the value thereof.

        3.3.2 Qualification. BUYER is now or at Closing will be, and thereafter will continue to be, qualified to own and operate any federal or state of Louisiana oil, gas and mineral leases that constitute part of the Property, including meeting all bonding requirements. Consummating the transaction contemplated in this Agreement will not cause BUYER to be disqualified or to exceed any acreage limitation imposed by law, statute or regulation.

        3.3.3 Securities Laws and BUYER's Other Dealings. BUYER has complied with all federal and state securities laws applicable to the sale of the Property and will comply with such laws if it subsequently disposes of all or any part of the Property. BUYER is acquiring the Property for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C.ss. 77a et -- seq., and any other rules, regulations, and laws pertaining to the distribution of securities. Except for traditional mortgage financing from reputable financial institutions, BUYER has not sought or solicited, nor is BUYER participating with, investors, partners or other third parties in order to fund the Purchase Price or the Performance Deposit and to close this transaction, and all funds used by BUYER in connection with this transaction are BUYER's own funds.

        3.3.4 BUYER's Funds. BUYER has arranged or will arrange to have available by the Closing Date sufficient funds to enable the BUYER to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement without financing that is subject to any material contingency.

        3.3.5 BUYER Financial Statements. BUYER's financial statements supplied to SELLER, together with the notes thereto, are complete and correct in all material respects and present fairly the financial position and the results of operations of BUYER as of the dates and for the periods therein indicated, and all such statements have been prepared and conformed with accounting principles generally applied on a consistent basis throughout the periods involved. Since the last date of such financial statements, there has not been any material adverse change, however caused, in the business, assets, liabilities (actual or contingent), earnings, financial or other conditions or other operations of BUYER.

        3.3.6 No Holding Company. BUYER is not (i) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) subject in any respect to the provisions of that act.

        3.3.7 No Investment Company. BUYER is not (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject in any respect to the provisions of that act.

3.4 Limitation as to Environmental Matters. The warranties and representations of SELLER in this Article 3 do not extend to environmental matters, permits, compliance with environmental laws and regulations, and environmental lawsuits and environmental Claims pertaining to the ownership or operation of the Property or COI's ownership or operation of the Assets. All liabilities and obligations of SELLER, COI and BUYER with respect to environmental matters, permits, compliance with environmental laws and regulations, and environmental lawsuits and environmental Claims pertaining to the ownership or operation of the Property and COI's ownership or operation of the Assets will be governed solely and exclusively by the provisions of Sections 5.3, 5.8, 7.5, and 8.4, regardless of the warranties or representations in this Article 3.

3.5 Notice of Changes. Prior to Closing, SELLER and BUYER will each give the other prompt written notice of any matter materially affecting any of their representations or warranties under this Article 3 or rendering any such warranty or representation untrue or inaccurate.

3.6 Representations and Warranties Exclusive. All representations and warranties contained in this Agreement (including without limitation those in this Article 3) are exclusive, and are given in lieu of all other representations and warranties, express or implied.

ARTICLE 4.  DISCLAIMER OF WARRANTIES
            ------------------------

4.1 Title; Encumbrances. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER CONVEYS THE PROPERTY TO BUYER--AND THE ASSETS ARE--SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS, LIENS, ENCUMBRANCES, AND SURFACE RIGHTS, AND WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY, OR IMPLIED.

4.2 Condition and Fitness of the Property. Except as expressly set forth in this Agreement, SELLER CONVEYS THE PROPERTY TO BUYER WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE PROPERTY OR ASSETS, (ii) THE FITNESS OF THE PROPERTY OR ASSETS FOR A PARTICULAR PURPOSE, OR (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. BUYER HAS INSPECTED, OR BEFORE CLOSING WILL INSPECT OR WILL HAVE BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE PROPERTY AND ASSETS AND IS SATISFIED AS TO THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY, AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE PROPERTY AND ASSETS AND ACCEPTS THE PROPERTY (AND ACKNOWLEDGES COI'S ASSETS TO BE) "AS IS," "WHERE IS," AND "WITH ALL FAULTS" and in its present condition and state of repair. Without limiting the generality of the foregoing, SELLER makes no representation or warranty as to (i) the amount, value, quality, quantity, volume or deliverability of any oil, gas or other minerals or reserves (if any) in, under or attributable to the Assets and Downstream Pipeline, (ii) the physical, operating, regulatory compliance, safety or environmental condition of the Assets and Downstream Pipeline (including the ability of any computer and electronic equipment comprising a part of the Assets and Downstream Pipeline to recognize, properly compute, or otherwise function on or after January 1, 2000), or (iii) the geological or engineering condition of the Assets and Downstream Pipeline or any value thereof. WITH RESPECT TO THE EASEMENTS, RIGHTS-OF-WAY AND PERMITS FOR THE PIPELINES COMPRISING A PART OF THE PROPERTY AND ASSETS (INCLUDING THE DOWNSTREAM
     PIPELINE), SELLER EXPRESSLY DISCLAIMS, AND BUYER HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS THAT SELLER OR COI (OR THEIR RESPECTIVE OPERATORS) OWNS THE EASEMENTS, RIGHTS-OF-WAY AND PERMITS; THAT THEY ARE IN FORCE AND EFFECT; THAT THEY MAY BE ASSIGNED; THAT THEY ARE CONTIGUOUS; THAT THE PIPELINES LIE WITHIN THE EASEMENTS, RIGHTS-OF-WAY AND PERMITS; OR THAT THEY GRANT THE RIGHT TO LAY, MAINTAIN, REPAIR, REPLACE, OPERATE, CONSTRUCT, OR REMOVE THE PIPELINES. SELLER EXPRESSLY DISCLAIMS, AND BUYER HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS THAT THERE ARE ANY EASEMENTS, RIGHTS-OF-WAY, OR PERMITS IN FORCE AND EFFECT WITH RESPECT TO THE PIPELINES. If necessary, BUYER shall secure its own rights to operate and maintain the pipelines on the land of others at its own expense. If any consents of third parties are required to assign the easements, rights-of-way, permits, or other agreements with respect to the pipelines, BUYER shall secure any necessary consents to assign at its own expense; provided, however, SELLER shall provide such assistance to BUYER to secure the consents as may reasonably be required.

4.3 Information About the Property. Except as expressly set forth in this Agreement, the parties to this Agreement each disclaim all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to the other party (including, but not limited to, any information contained in any opinion, information or advice that may have been provided to any such party by any employee, officer, director, agent, consultant, engineer or engineering firm, trustee, representative, partner, member, beneficiary, stockholder or contractor of such disclaiming party or its affiliates) wherever and however made, including those made in any data room and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the parties with respect to the Property and Assets. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS AND DOWNSTREAM PIPELINE; (ii) INFORMATION CONCERNING THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF
     ANY) ATTRIBUTABLE TO THE ASSETS; (iii) INFORMATION CONCERNING THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) GAS BALANCING OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS WITH RESPECT TO THE ASSETS, (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTY, (vi) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND ASSETS,
     (vii) ANY  PROJECTIONS  AS TO EVENTS  THAT  COULD OR COULD NOT  OCCUR,  AND
     (viii) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

4.4 Information in Exhibits. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN EXHIBIT A,
     SCHEDULE 2 (WELLS), EXHIBIT A, SCHEDULE 3 (PLATFORMS, PIPELINES, AND OTHER IMMOVABLES AND EQUIPMENT), EXHIBIT A, SCHEDULE 4 (EASEMENTS, SURFACE LEASES, AND PERMITS) OR EXHIBIT A, SCHEDULE 5 (RELATED CONTRACTS).

4.5 Subrogation of Warranties. To the extent transferable, SELLER will give and grant to BUYER, its successors and assigns full power and right of substitution and subrogation in and to all covenants and warranties (including warranties of title) by preceding owners, vendors, or others, given or made with respect to the Property or any part thereof prior to the Effective Date of this Agreement.

4.6 Disclaimers Deemed Conspicuous. To the extent required to be operative, BUYER here agrees that the disclaimers of warranties contained in this Agreement are conspicuous disclaimers for the purpose of any applicable law, rule or order.

ARTICLE 5.  DUE DILIGENCE REVIEW OF THE PROPERTY
            ------------------------------------

5.1 Records Review and Confidentiality. To allow BUYER to confirm SELLER's and COI's title and conduct other due diligence with respect to the Property and Assets, SELLER shall give BUYER, and BUYER's authorized representatives, at mutually agreeable times before Closing, access to all contract, land and lease, and operational records, to the extent such data and records are in SELLER's or COI's possession and relate to the Property and Assets. With SELLER's permission, BUYER may photocopy such records at its sole expense. BUYER shall keep confidential all information made available to BUYER until the later of the Closing Date or the Effective Date. This Agreement and the terms and provisions thereof, including the Purchase Price, shall be maintained confidential by BUYER until Closing; provided however that this Agreement and the terms and provisions thereof may be disclosed to BUYER's lenders, if any, and their consultants, who shall be required to keep such information confidential. Any confidentiality agreement previously executed by SELLER and BUYER with respect to the Property will continue in force until the later of the Closing Date or the Effective Date, and for as long thereafter as provided in the confidentiality agreement. BUYER shall take all reasonable steps necessary to ensure that BUYER's authorized representatives comply with the provisions of this Section 5.1 and any confidentiality agreement in effect.

5.2 Physical Inspection. Before Closing, (i) with respect to that portion of the Property operated by SELLER, SELLER will permit BUYER and its representatives, at their sole risk and expense, to conduct reasonable inspections of the Property at times approved by SELLER, and (ii) with respect to that portion of the Property not operated by SELLER, SELLER will attempt to obtain access to the Property, in accordance with the applicable operating agreements, for BUYER and its representatives, at their sole risk and expense, to conduct reasonable inspections of the Property at times approved by the operator of the Property. BUYER shall repair any damage to the Property resulting from its inspection and shall indemnify, defend and hold SELLER harmless from and against any and all Claims arising from BUYER inspecting and observing the Property, including, without limitation, (i) Claims for personal injuries to or death of employees of the BUYER, its contractors, agents, consultants and representatives, and damage to the property of BUYER or others acting on behalf of BUYER, regardless of whether and including such Claims arising out of or resulting, in whole or part, from the condition of the Property or SELLER's (or its employees', agents', contractors', successors' or assigns') sole or concurrent negligence, strict liability or fault, and (ii) Claims for personal injuries to or death of employees of SELLER or third parties, and damage to the property of SELLER or third parties, to the extent caused by the negligence, gross negligence or willful misconduct of BUYER.

5.3  Environmental Assessment.

        5.3.1 Inspection. Up to five (5) days prior to Closing, the BUYER will have the right, at its sole cost, to conduct a Phase I environmental assessment of the Property and Assets. However, the Phase I environmental assessment must be conducted by an agent or representative (the "Inspector") of BUYER acceptable to both SELLER and BUYER. For purposes of this Agreement, a Phase I environmental assessment means (i) a review of SELLER's and the government's environmental records, (ii) the submission of pre-inspection questionnaires to SELLER, (iii) a site visit to visually inspect the Property and Assets, and (iv) interviews with corporate and site personnel of SELLER. A Phase I environmental assessment does not include soil or groundwater sampling or subsurface testing of any kind.

        5.3.2 Inspection Results. Each party will be entitled to receive a copy of Inspector's Phase I review of the Property and Assets, including all written reports, data and conclusions. BUYER agrees not to disclose the Phase I inspection results for the Property and Assets, or any SELLER information reviewed during the Phase I environmental assessment, to third parties without the agreement of SELLER, except as required by law or by the order of a court or regulatory agency. This confidentiality obligation shall be effective for five (5) years after the Closing Date and will survive the termination of this Agreement for any reason.

        5.3.3 Notice of Adverse Environmental Conditions. Prior to Closing, BUYER will review the inspection results for the Property and Assets and determine based on those results if any Adverse Environmental Conditions exist with respect to the Property and Assets. No later than twenty (20) business days before Closing, BUYER will notify SELLER in writing of any Adverse Environmental Condition with respect to the Property and Assets. Such notice shall describe in reasonable detail the Adverse Environmental Condition, include all data and information in BUYER's and the Inspector's possession or control bearing thereon, and include the estimated Environmental Defect Value attributable thereto. The "Environmental Defect Value" attributable to any Adverse Environmental Condition will be the estimated amount of all reasonable costs and Claims, net to SELLER's and COI's interest in the Property and Assets, associated with the existence, remediation or correction of the Adverse Environmental Condition, as reasonably determined and estimated by the Inspector. The term "Adverse Environmental Condition" means and includes, with respect to any portion of the Property and Assets, (i) the failure of the Property and Assets to be in compliance with applicable Environmental Laws, (ii) the Property and Assets being subject to any agreements, consent orders, decrees, or judgments, in existence at this time based on any Environmental Laws that negatively impact the future use of any portion of the Property and Assets, or that require any change in the present conditions of any of the Property and Assets, or (iii) the Property and Assets being subject to any uncured notices of violations of or noncompliance with any applicable Environmental Laws; provided, however, that no matter shall be deemed to be or constitute an Adverse Environmental Condition unless the Environmental Defect Value attributable thereto exceeds $50,000, net to SELLER's or COI's interest in the Property and Assets. The term "Environmental Laws" means all laws, regulations, rules, codes, permits and orders relating to pollution or protection of the public health and the environment

        5.3.4  Right and Remedies for Adverse Environmental Conditions.

               (i) With respect to any Adverse Environmental Condition affecting the Property or Assets, BUYER may (a) request SELLER to cure (or cause COI to cure) the environmental condition, but SELLER and COI will have no obligation to cure the Adverse Environmental Condition, or (b) request an adjustment in the Purchase Price equal to the estimated value of the Adverse Environmental Condition. If SELLER and BUYER are unable to agree no later than 15 business days before Closing on curative measures or an adjustment in the Purchase Price with respect to any such Adverse Environmental Condition, the parties will have the rights and remedies set forth in subpart (ii) of this Section 5.3.4.

               (ii) The rights  and  remedies  of the  parties  with  respect to
                    Adverse Environmental Conditions on the Property and Assets on which the parties cannot agree on curative measures or a Purchase Price adjustment are as follows:

                    (a) If the collective value of the Adverse Environmental Conditions is less than two percent (2%) of the Purchase Price, the parties will be obligated to proceed with Closing as to all of the Property without curative action by SELLER with respect to such Adverse Environmental Conditions and without an adjustment to the Purchase Price.

                    (b) If the collective value of the Adverse Environmental Conditions equals or exceeds two percent (2%) of the Purchase Price, either SELLER or BUYER may exclude the Property (or SELLER will cause COI to exclude and transfer  the  affected  Asset from the Assets prior to
                         Closing   if   possible)   affected   by  the   Adverse
                         Environmental Condition, in which case the Purchase Price will be reduced by the said collective value and the parties will be obligated to proceed with Closing, subject to the termination rights of the parties under
                         Section 5.8 and subpart (c) of this Section 5.3.4.

                    (c) If the collective value of the Adverse Environmental Conditions equals or exceeds twenty-five percent (25%) of the Purchase Price, either party may terminate this Agreement, and neither SELLER nor BUYER will have any further obligation to conclude the transfer of the Property under this Agreement. However, the right of termination under this subpart (c) must be exercised no later than 10 business days before Closing, after which both parties will be deemed to have waived their termination rights under this subpart (c) in connection with Adverse Environmental Conditions.

               (iii)Notwithstanding any agreement by SELLER to a attempt to cure an Adverse Environmental Condition or to reduce the Purchase Price due to an Adverse Environmental Condition with respect to the Property or COI's Assets, or any other provision of this Agreement, BUYER at Closing will assume (and COI will retain) all Environmental Obligations with respect to the Property (and Assets), as provided in Section 7.5.

        5.3.5 Exclusive Remedies. The remedies set forth in this Section 5.3 are the sole and exclusive remedies of BUYER with respect to any Adverse Environmental Condition (and all Environmental
               Obligations arising out of any such Adverse Environmental Condition) attributable to SELLER's and COI's ownership or operation of the Property and Assets prior to the Effective Date that is known to BUYER or COI prior to Closing, regardless of whether BUYER notifies SELLER of any such Adverse Environmental Condition. SELLER shall have no liability to BUYER for any such Adverse Environmental Condition (or its related Environmental Obligations) known to BUYER or COI prior to Closing, if BUYER fails to notify SELLER as provided in Section 5.3.3. The indemnification obligations set forth in Section 8.4.2 are the sole and exclusive remedy of BUYER with respect to any Adverse Environmental Condition (and all Environmental Obligations arising out of any such Adverse Environmental Condition) attributable to SELLER's and COI's ownership or operation of the Property and Assets prior to the Effective date that becomes known to BUYER after Closing.

5.4  Government Approvals.

        5.4.1 MMS and State Approvals. BUYER agrees promptly after Closing to take all actions required of it by the MMS, the Secretary of State of the state of Delaware, or any other regulatory agencies to obtain all requisite regulatory approvals with respect to this transaction, if required.

        5.4.2 MMS and State Bonding Requirements. BUYER agrees to promptly purchase and post (or cause COI to procure and post) any and all bonds, supplemental bonds or other securities which may be required of it (or COI) pursuant to 30 CFRss.ss.250.7, 256.58, 256.59, and 256.61 in excess of any existing lease, pipeline or area-wide bond(s). Upon execution of this Agreement, BUYER shall confer with the MMS regarding the amounts and terms for the posting of any supplemental bonds or pledge of securities to be required pursuant to the provisions of 30 CFRss.ss.250.7 and
               256.61. If the terms and amounts of any such supplemental bonds or arrangements for the pledge of securities required (or anticipated to be required) of BUYER or COI by the MMS do not fully cover all of SELLER's and COI's Plugging and Abandonment Obligations and other obligations being assumed under this Agreement by BUYER with respect to the Assets, then at Closing BUYER (or COI) shall also deliver to SELLER an additional plugging and abandonment bond with terms and in the form of
               Exhibit I or as mutually agreed by the parties. The amount of the additional bond to be delivered to SELLER at Closing under this
               Section 5.4 shall equal the difference between $ 6.5 million and the total amount of the bonds, supplemental bonds and/or pledge of securities made and in place with the MMS by COI or BUYER with respect to the Assets on the Closing Date. The additional bond to be given by BUYER to SELLER under this Section 5.4 must be issued by an insurance company, surety, or other financial institution approved by SELLER in its sole discretion and shall be executed on the form attached hereto as Exhibit I, or such other form mutually agreed to by the parties. BUYER shall maintain this additional bond in full force and effect, at BUYER's sole cost and expense, until the Property and Assets have been finally and permanently plugged, abandoned, and restored, all in accordance with governmental regulations. The face amount of the bond may be reduced by BUYER and its surety by the reasonable amounts spent by BUYER and COI in partial compliance with their Plugging and Abandonment Obligations under this Agreement, once SELLER has determined (in its sole discretion) that such operations have been satisfactorily completed and has provided written notice of same to BUYER and its surety. BUYER's or COI's intention not to renew, or its failure to maintain, the additional bond in force shall entitle SELLER to full payment of the face amount of the bond on demand.

        5.4.3 Hart-Scott-Rodino. This Agreement is subject in all respects to and conditioned upon compliance by the parties with Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), and rules and regulations promulgated pursuant thereto, to the extent that said act, rules and regulations are applicable to the transaction contemplated by this Agreement. BUYER and SELLER agree to make such filings with and provide such information to the Federal Trade Commission and the Department of Justice with respect to the transaction contemplated by this Agreement as are required in connection with the Hart-Scott-Rodino Act sufficiently in advance of the Closing Date to permit the lapse of the initial waiting periods prescribed in connection with the Hart-Scott-Rodino Act before the Closing Date.

5.5  Preferential Rights and Consents to Assign.

        5.5.1  Notices to Holders.

               (i) If any of the Property is subject to third party preferential purchase rights, rights of first refusal, or similar rights  (collectively,  "Preferential  Rights"),  or third party consents to assign, lessor's approvals or similar rights (collectively, "Consents"), SELLER shall use reasonable efforts to (a) notify the holders of the Preferential Rights and Consents that it intends to transfer the Property to BUYER, (b) provide them with any information about the transfer of the Property to which they are entitled, and (c) in the case of Consents, ask the holders of the Consents to consent to the assignment of the affected Property to BUYER.

               (ii) SELLER  shall   promptly   notify  BUYER   whether  (a)  any
                    Preferential Rights are exercised,  waived or deemed waived,
                    (b) any Consents are denied, or (c) the requisite time periods have elapsed without any Preferential Rights being exercised or Consents being received. SELLER will not be liable to BUYER if any Preferential Rights are exercised, or any Consents are denied, except as expressly provided in this Section 5.5.

        5.5.2 Remedies Before Closing. If SELLER is unable before Closing to obtain the required Consents (other than Consents ordinarily obtained after closing and Consents on hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements, if necessary) and waivers of all Preferential Rights, then as the sole pre-Closing remedy for same:

               (i) SELLER and BUYER by agreement may proceed with Closing as to the Property affected by the unwaived Preferential Rights or unobtained Consents, subject to the further obligations of SELLER and BUYER set forth in Section 5.5.3 in the event that such Preferential Rights are validly exercised or such Consents are ultimately denied after Closing; or

               (ii) SELLER and BUYER will  exclude the  affected  portion of the
                    Property from the transaction under this Agreement, adjust the Purchase Price by the Allocated Value of the excluded Property, and proceed with Closing as to the rest of the Property.

        5.5.3  Remedies After Closing.

               (i) Preferential Rights. After Closing, if (a) any holder of Preferential Rights alleges improper notice of sale or other defect in the notice, or (b) SELLER or BUYER discover, or any third party alleges, the existence of additional Preferential Rights, SELLER and BUYER will attempt to obtain waivers of those Preferential Rights. If SELLER and BUYER are unable to obtain waivers of such Preferential Rights, or the third party ultimately establishes and exercises its rights, and such exercise denies the Property to BUYER, then BUYER shall satisfy all such Preferential Rights obligations. BUYER shall be entitled to receive (and SELLER hereby assigns to BUYER all of SELLER's rights to) all proceeds received by SELLER in connection with the sale, due to an exercise of Preferential Rights, of any portion of the Property BUYER was to receive under this Agreement. BUYER's receipt of proceeds from the sale of the affected Property shall be BUYER's sole remedy if undiscovered or alleged Preferential Rights are established and exercised after Closing.

               (ii) Consents. After Closing, if SELLER or BUYER discover, or any third party alleges, the existence of additional Consents, SELLER and BUYER will attempt to obtain waivers of those Consents. If SELLER and BUYER are unable to obtain waivers of such Consents (other than Consents on hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements), and such unwaived Consents deny the affected Property to BUYER, then SELLER and BUYER will rescind the assignment of the affected Property under this Agreement, after which SELLER shall pay BUYER the Allocated Value of the affected Property, and BUYER shall immediately reassign the affected Property to the SELLER. Rescission of the assignment of the affected Property and receipt of the Allocated Value of the affected Property shall be BUYER's sole remedy if undiscovered or alleged Consents are established and denied after Closing.

5.6  Title Defects.

        5.6.1 Definition of Title Defect. For the purposes of this Agreement, a "Title Defect" means any impairment, encumbrance, encroachment, irregularity, defect in, or dispute concerning SELLER's title to the Property or COI's title to the Assets, and that in the opinion of BUYER would:

               (i) Reduce, impair or prevent BUYER or COI from receiving payment from the purchasers of production from the Property or Assets;

               (ii) Reduce  BUYER's or COI's net  revenue  interest  in all or a portion of the Property or Assets;

               (iii)Increase  BUYER's  or  COI's  working  interest  in all or a portion of the Property or Assets without a corresponding increase in net revenue interest; or

               (iv) Restrict  or  extinguish  BUYER's or COI's  right to use the
                    Property or Assets as owner, lessee, licensee or permittee, as applicable.

               Neither the environmental condition of the Property or Assets, any Pre-Sale Hydrocarbon Imbalances, nor any failure to obtain Consents to the transfer of Related Contracts will be considered a Title Defect under this Section 5.6.

        5.6.2 Notice of Title Defects. BUYER will review title to the Property and Assets prior to Closing and notify SELLER in writing of any Title Defect it discovers as soon as reasonably practicable after its discovery, but in no event less than ten (10) business days before the Closing Date. BUYER will be deemed to have conclusively waived any Title Defect about which it fails to notify SELLER in writing at least ten (10) business days before the Closing Date.

        5.6.3 Request to Cure Title Defects. If BUYER notifies SELLER of a Title Defect as provided in Section 5.6.2, BUYER may request SELLER to cure (or COI to cure) the Title Defect, but SELLER and COI will have no obligation to cure any Title Defect in the Property or Assets. If SELLER agrees to attempt to cure a Title Defect, SELLER must cure the Title Defect before Closing, unless the parties otherwise agree in writing.

        5.6.4 Remedies for Uncured Title Defects. If BUYER notifies SELLER of any Title Defect as provided in Section 5.6.2, and SELLER and COI refuse or are unable to cure the Title Defect before Closing, then BUYER and SELLER will have the following rights and remedies with respect to the uncured Title Defect(s) in the Property or Assets, unless the parties otherwise agree in writing.

               (i) BUYER may waive the uncured Title Defect and proceed with Closing.

               (ii) If an uncured,  unwaived  Title Defect  reduces the value of the Property by an amount less than two percent (2%) of the Allocated Value of that Property, SELLER and BUYER will be obligated to proceed with Closing as to all the Property without adjustment to the Purchase Price.

               (iii)If an uncured,  unwaived  Title Defect  reduces the value of the Property by an amount equal to or more than two percent (2%) of the Allocated Value of that Property, either SELLER or BUYER may exclude the portion of the Property affected by the Title Defect from the transaction under this Agreement, in which case SELLER and BUYER will adjust the Purchase Price by the Allocated Value of the excluded Property, and proceed with Closing as to the rest of the Property.

               (iv) In addition to the rights and remedies set forth in subparts
                    (i) through (iii) of this Section 5.6.4, SELLER and BUYER will have the termination rights set forth in Section 5.8.

        5.6.5 Exclusive Remedy. The remedies set forth in this Section 5.6 are the exclusive remedies under this Agreement for all Title Defect matters, and SELLER shall have no other liability to BUYER with respect to Title Defects.

5.7  Casualty Losses and Government Takings.

        5.7.1 Notice of Casualty Losses. If, prior to the Closing Date, all or part of the Property (or Assets) is damaged or destroyed by fire, flood, storm, hurricane, named tropical disturbance, or other casualty ("Casualty Loss"), or is taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened ("Government Taking"), SELLER must promptly notify BUYER in writing of the nature and extent of the Casualty Loss or Government Taking and SELLER's estimate of the cost required to repair or replace that portion of the Property or Assets affected by the Casualty Loss or value of the Property or Assets taken by the Government Taking.

        5.7.2 Remedies for Casualty Losses and Government Takings. With respect to each Casualty Loss to or Government Taking of the Property or Assets, SELLER and BUYER will have the following rights and remedies.

               (i) If the agreed cost to repair or replace the portion of the Property or Assets affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking is less than $ 50 million, the Purchase Price will be adjusted by the agreed cost of the Casualty Loss or the agreed value of the Property or Assets taken by the Government Taking, and the parties will proceed with Closing.

               (ii) If the agreed  cost to repair or replace  the portion of the
                    Property or Assets affected by the Casualty Loss or the agreed value of the Property or Assets taken in any Government Taking equals or exceeds $ 50 million, SELLER and BUYER by agreement may adjust the Purchase Price by the agreed cost of the Casualty Loss or the agreed value of the Property or Assets taken in any Government Taking, and proceed with Closing.

               (iii)In addition to the  remedies  set forth in subparts  (i) and
                    (ii) of this Section 5.7.2, SELLER and BUYER will have the termination rights in connection with Casualty Losses and Government Takings set forth in Section 5.8.

        5.7.3 Insurance Proceeds and Settlement Payments. If SELLER and BUYER adjust the Purchase Price of the Property due to a Casualty Loss or Government Taking, and proceed with Closing, SELLER will be entitled to retain (or cause COI to pay over to SELLER) (i) all insurance proceeds payable to SELLER or COI with respect to any such Casualty Loss, (ii) all sums paid to SELLER or COI by third parties by reason of any such Casualty Loss, and (iii) all compensation paid to SELLER or COI with respect to any such Government Taking.

        5.7.4 Change in Condition. BUYER will assume all risk and loss with respect to any change, between the Effective Date and the Closing Date, in the condition of the Property or Assets resulting from production of Hydrocarbons through normal depletion (including the watering-out, casing collapse, or sand infiltration of any well) and the depreciation of personal property through ordinary wear and tear. None of the events or conditions set forth in this
               Section 5.7.4 will be considered a Casualty Loss with respect to the Property or Assets, nor will they be cause for any other reduction in the Purchase Price, or give rise to any right to terminate this Agreement.

5.8  Termination Due to Impairments to the Property.

        5.8.1  Right to Terminate.

               (i) If, on the Closing Date, the Allocated Value of all Property to be excluded from the transaction contemplated by this Agreement due to unwaived, uncured Title Defects or Adverse Environmental Conditions on the Property or Assets exceeds twenty-five percent (25%) of the total Allocated Value of all of the Property, either SELLER or BUYER may terminate this Agreement, and neither SELLER nor BUYER will have any further obligation to conclude the transfer of the Property under this Agreement.

               (ii) If,  on or before  the  Closing  Date,  a  Casualty  Loss or
                    Government Taking has occurred with respect to the Property or COI's Assets, and (a) SELLER and BUYER have been unable to agree on the cost of the Casualty Loss or the value of the Property or Assets taken in any Government Taking, or
                    (b) the agreed cost to repair or replace the portion of the Property or Assets affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking equals or exceeds $ 50 million, then either SELLER or BUYER may terminate this Agreement, and neither SELLER nor BUYER will have any further obligation to conclude the transfer of the Property under this Agreement.

        5.8.2 Notice of Termination. Any party exercising a right of termination under this Section 5.8 must notify the other party in writing no later than three (3) business days before the Closing Date of its election to terminate this Agreement.

ARTICLE 6. CLOSING AND POST-CLOSING OBLIGATIONS

6.1 Closing Date. The actions and events described in Section 6.3 are the "Closing" of this transaction, which shall be held beginning at 9:00 a.m. local time at SELLER's offices located at 600 North Dairy Ashford, Houston, Texas 77079 on December 31, 2001, or on such earlier or later date or at such other place as the parties agree in writing ("Closing Date"). Time is of the essence in the performance of this Agreement. All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring, and each shall be a condition precedent to the other. If the Closing occurs, all conditions of Closing shall be deemed to have been satisfied or waived (but SELLER's and BUYER's warranties and representations shall not be waived and shall survive the Closing, to the extent provided in Section 11.5).

6.2 Conditions to Closing. SELLER and BUYER will not be obligated to close the transaction described in this Agreement, and will have the right to terminate this Agreement, unless each of the conditions to its performance set forth in this Section 6.2 is satisfied as of the Closing Date, or it waives in whole or part any such condition to its performance that is unsatisfied as of the Closing Date. If a party elects to terminate this Agreement because a condition to its performance is not satisfied, the terminating party must give the other party written notice of termination on or before the Closing Date, after which neither SELLER nor BUYER will have any further obligation to conclude the transfer of the Property under this Agreement. The inclusion in this Agreement of conditions to SELLER's and BUYER's obligations at Closing shall not, in and of itself, constitute a covenant of either SELLER or BUYER to satisfy the conditions to the other party's obligations at Closing.

        6.2.1  Representations and Warranties.

               (i) SELLER will not be obligated to close if, as of the Closing Date, any matter represented or warranted in this Agreement by the BUYER is untrue, inaccurate or is misleading in any material respect and has a material adverse effect on the value, use or operation of the Property.

               (ii) BUYER will not be  obligated  to close if, as of the Closing
                    Date, any matter represented or warranted in this Agreement by the SELLER is untrue, inaccurate or is misleading in any material respect and has a material adverse effect on the value, use or operation of the Property.

        6.2.2  Performance of Obligations.

               (i) SELLER will not be obligated to close if, as of the Closing Date, BUYER has not performed all material obligations under this Agreement that BUYER is required to perform on or before Closing.

               (ii) BUYER will not be  obligated  to close if, as of the Closing
                    Date, SELLER has not performed all material obligations under this Agreement that SELLER is required to perform on or before Closing.

        6.2.3 Legal Proceedings. Neither SELLER nor BUYER will be obligated to close if, as of the Closing Date, any suit or other proceeding is pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement, and/or there is reasonable basis for any such suit or other proceeding.

        6.2.4 FTC Consent. Neither SELLER nor BUYER will be obligated to close if, as of the Closing Date, any necessary consent of the Federal Trade Commission and any other state or federal governmental authority or agency relating to the consummation of the transaction contemplated by this Agreement (except for approvals covered by Section 5.4) has not been obtained or waived, or applicable waiting periods prescribed by the Hart-Scott-Rodino Act have not elapsed or terminated.

        6.2.5 BUYER's Insurance. SELLER will not be obligated to close if BUYER, as of the Closing Date, does not have insurance providing the following minimum insurance coverages with limits of liability of not less than those set out below:

               (i) Insurance which shall comply with all applicable Workers' Compensation and Occupational Disease Laws and which shall cover all of the BUYER's employees performing any work or activities as to the Property. BUYER shall carry insurance for all work performed offshore, including insurance to cover Claims under the United States Longshoremen's and Harbor Workers' Act extended to include the Outer Continental Shelf;

               (ii) Comprehensive/Commercial    General   Liability    Insurance
                    (including contractual liability coverage) with a combined bodily injury and property damage limit of not less than $5,000,000 for each occurrence, together with Pollution
                    Liability Insurance with a coverage of not less than $5,000,000 for each occurrence.

               Such insurance shall include coverage for all liability assumed by BUYER under the terms of this Agreement with limits not less than those set out above. As to all comprehensive/commercial general public and pollution liability insurance policies, SELLER shall be named as an additional insured to the extent of BUYER's liabilities and obligations hereunder. All such insurance of BUYER hereunder shall be written on policy forms and by insurance companies approved by SELLER. BUYER shall furnish SELLER with certificates of insurance on forms approved by SELLER, listing all such insurance policies. All such certificates must be signed by authorized representatives of the insurance companies and must provide for not less than ten (10) days prior written notice to SELLER in the event of cancellation or material change affecting SELLER's interest. BUYER shall ensure that it and its contractors' insurers waive all rights of recovery or subrogation against SELLER, its parent, subsidiaries, affiliates, agents, directors, officers, employees, servants, co-lessees or co-venturers. Neither failure to comply, nor full compliance with the insurance provisions of this Agreement, shall limit or relieve BUYER from its indemnity obligations in accordance with this Agreement.

        6.2.6 SELLER's Corporate Approvals. SELLER will not be obligated to close if, as of the close of business October 10, 2001, final corporate approval by the appropriate levels of its and BUYER's management and board of directors has not been obtained. Such approval is not assured, and if any requisite level of such management and corporate approval is not forthcoming for any reason whatsoever, SELLER shall not be obligated to seek other such approvals. SELLER shall notify BUYER in writing by close of business October 12, 2001, whether such approval has been obtained.

        6.2.7 BUYER's Corporate Approvals. BUYER will not be obligated to close if, as of the close of business October 10, 2001, final corporate approval by the appropriate levels of its and SELLER's management and board of directors has not been obtained. Such approval is not assured, and if any requisite level of such management and corporate approval is not forthcoming for any reason whatsoever, BUYER shall not be obligated to seek other such approvals. BUYER shall notify SELLER in writing by close of business October 12, 2001, whether such approval has been obtained.

        6.2.8 One Closing. SELLER will not be obligated to close if BUYER has made an election under this Agreement or some other event has occurred that will prevent SELLER from Closing on, or will cause SELLER to be unable to close and convey, all of the Property at one Closing and to receive at such Closing the entire Purchase Price, adjusted as provided in Section 2.2, and to be paid pursuant to Section 6.3.

        6.2.9 Concurrent Closing. Neither SELLER nor BUYER will be obligated to close if the closing of that certain Purchase and Sale Agreement between them of even date herewith is not closed concurrently with the Closing of this Agreement.

        6.2.10 BUYER's Financial Information and Condition. SELLER will not be obligated to close if (i) BUYER has not provided SELLER, at least ten (10) business days in advance of Closing, copies of BUYER's audited financial statements and any other financial information reasonably requested by SELLER, (ii) such information is not materially true and correct in all respects, or (iii) any material adverse change in the financial condition of BUYER has occurred between the Effective Date and the Closing Date.

6.3 Closing. At Closing, the following events shall occur, and SELLER and BUYER shall execute, acknowledge (if necessary), and exchange, as applicable, the following items:

               (i) Both parties at Closing shall execute a Closing Statement evidencing the amounts to be wire transferred into the accounts of each receiving party at Closing.

               (ii) BUYER  shall  deliver  to  SELLER  the  Purchase  Price,  as adjusted by the amount shown on the Preliminary Settlement Statement, by wire transfer in immediately available funds to the account of SELLER designated in writing by SELLER prior to Closing.

               (iii)If SELLER  elects  to  return  the  Performance  Deposit  as provided in Section 2.1.2, SELLER shall deliver to BUYER the Performance Deposit without interest, by wire transfer in immediately available funds to the account of BUYER designated in writing by BUYER prior to Closing.

               (iv) Conoco will  deliver  share  certificate  No. 3 with a Stock
                    Power in the form of Exhibit D, Schedule 1, representing the Purchased Shares either endorsed in favor of the BUYER or accompanied by duly executed instruments of transfer, and any other documents necessary to transfer to BUYER good, marketable, unencumbered title to the Purchased Shares.

               (v) Conoco will secure and deliver the resignations of all officers and members of the board of directors of COI who are affiliated with or employed by Conoco effective as of the Closing Date.

               (vi) COPL  shall  execute  and  deliver  to BUYER the  assignment documents (in sufficient counterparts for recording) for the assignment and conveyance of the Downstream Pipeline to be transferred under this Agreement in the form set forth in Exhibit D, Schedule 2 (the "Assignment Documents");

               (vii)COPL and BUYER shall  execute and deliver the  Assignment of
                    Contracts in the form of Exhibit E for the Related Contracts relative to the Downstream Pipeline, together with any other ratification and joinder instruments required to transfer the rights, obligations and interests in applicable Related Contracts;

               (viii) SELLER  shall  execute the  Nonforeign  Affidavits  in the forms of Exhibit F;

               (ix) SELLER and BUYER shall execute,  acknowledge  (if necessary)
                    and exchange, as applicable, any applications necessary to transfer to BUYER all transferable governmental or regulatory permits to which the Property is subject, and which SELLER has agreed to transfer under this Agreement.

               (x) BUYER shall furnish SELLER with evidence acceptable to SELLER that BUYER is qualified (and that COI will continue to be qualified) to hold title to the Leases and other Property with the MMS and state of Louisiana, as applicable, and to operate (should BUYER become the operator of the Property or a portion thereof) the platforms, wells, pipelines and facilities associated therewith, including copies of all BUYER's ownership, operational, and plugging bonds or other supplemental security arrangements for the Property, as provided in Section 5.4.

               (xi) BUYER shall furnish SELLER with  Certificate(s) of Insurance confirming the existence of the BUYER's insurance coverages pursuant to Section 6.2.5.

               (xii)BUYER shall  furnish  SELLER with a certified  resolution or secretary's certificate of BUYER evidencing the authority of BUYER to enter into this Agreement and close the transaction contemplated hereby in a form and having content satisfactory to SELLER.

               (xiii) BUYER (COI, if  necessary),  SELLER,  and BUYER's  (COI's)
                    surety will execute and deliver the additional bond provided in Section 5.4.2.

               (xiv)SELLER will cause COI to close all of its bank  accounts and transfer (by dividend or otherwise) all of its funds to SELLER, and will also declare and pay dividends (whether one or more) to SELLER sufficient to reduce its working capital and retained earnings to zero at Closing (these actions may be taken prior to Closing and evidence of same provided to BUYER at Closing). BUYER will arrange for any necessary bank accounts for COI on or after Closing.

               (xv) The Management and Administrative Services Agreement between
                    SELLER and COI dated December 30, 1993, and any outstanding guarantees in favor of COI, will be terminated.

               (xiv)The parties  shall  execute and  deliver  other  appropriate assignments, bills of sale, deeds or instruments necessary to transfer the Property to BUYER or to effect and support this transaction contemplated in this Agreement, including any conveyances on official forms and related documentation necessary to transfer the Property to BUYER in accordance with requirements of governmental regulations.

               (xv) The original minute books of COI will be delivered to BUYER.

               (xvi)SELLER  and COI  will  execute  the  agreement  provided  in
                    Section 11.1 (Preferential Right to Purchase and Process Production).

6.4 Post-Closing Obligations. SELLER and BUYER have the following post-closing obligations:

        6.4.1 Asset Records. Within sixty (60) days after Closing, SELLER shall deliver to BUYER the originals or legible copies of the Asset Records, at a location designated by BUYER. Any transportation, postage or delivery costs from SELLER's offices shall be at BUYER's sole cost, risk and expense. If SELLER retains any original Asset Records, BUYER shall have the right to access and review those original Asset Records during normal business hours. BUYER agrees to maintain the Asset Records for seven (7) years after Closing. BUYER shall provide SELLER and its representatives reasonable access to and the right to copy such Asset Records for the purposes of (i) preparing and delivering any accounting provided under this Agreement and adjusting, prorating and settling the charges and credits provided in this Agreement; (ii) complying with any law, rule or regulation affecting SELLER's interest in the Property prior to the Closing Date; (iii) preparing any audit of the books and records of any third party relating to SELLER's interest in the Property prior to the Closing Date, or responding to any audit prepared by such third parties; (iv) preparing tax returns; (v) responding to or disputing any tax audit; or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement. BUYER shall notify SELLER in writing before destroying any Asset Records. SELLER agrees to use all reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, to cooperate with BUYER's efforts to obtain access to files, records and data relating to the Property not provided by SELLER which are in the possession of any third party operator of any of the Property.

        6.4.2 Recording and Filing. BUYER, within thirty (30) days after Closing, shall (i) record all Assignment Documents and all other instruments that must be recorded to effectuate the transfer of the Property; and (ii) file for approval with the applicable government agencies all Assignment Documents and other state and federal transfer documents required to effectuate the transfer of the Property. BUYER shall provide SELLER a recorded copy of each Assignment Document and other recorded instruments, and approved copies of the Assignment Documents and other state and federal transfer documents as soon as they are available.

        6.4.3 Further Assurances. BUYER and SELLER agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably requested and necessary to effectuate the purposes of this Agreement.

ARTICLE 7. ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS
           -------------------------------------------

7.1 BUYER's Rights After Closing. Upon and after Closing, BUYER will receive and assume all of SELLER's right, title and interest in the Property, with effect as of the Effective Date.

7.2  BUYER's Obligations After Closing.

        7.2.1 Description of Obligations. Upon and after Closing, BUYER will guarantee, assume, pay and perform all the obligations, liabilities and duties with respect to the ownership and (if applicable) operation of the Property (and COI's ownership of the Assets) that are attributable to periods on and after the Effective Date (the "BUYER's Assumed Obligations"). The BUYER's Assumed Obligations include:

               (i) Responsibility for payment of all operating expenses and capital expenditures related to the Property and Assets and attributable to the period on and after the Effective Date;

               (ii) Responsibility  for  performance  (including  by COI) of all express and implied obligations and covenants under the terms of the Leases, other instruments of record in the chain of title, the Related Contracts and all other orders and contracts to which the Assets or the operation thereof is subject arising on and after the Effective Date;

               (iii)Responsibility   for  payment  by  COI  of  all   royalties,
                    overriding royalties, production payments, net profits obligations, rentals, shut-in payments and other burdens or encumbrances to which the Assets are subject that are attributable to periods on and after the Effective Date;

               (iv) Responsibility for proper accounting for and disbursement of production proceeds from the Assets attributable to periods on and after the Effective Date, including funds in any suspense accounts received from SELLER;

               (v) Responsibility for compliance with all applicable laws, ordinances, rules and regulations pertaining to the Property (and Assets by COI), and the procurement and maintenance of all permits required by public authorities in connection with the Property (and Assets by COI) on and after the Effective Date;

               (vi) The Plugging and Abandonment Obligations,  the Environmental
                    Obligations, and all other obligations assumed by BUYER under this Agreement; and

               (vii)Responsibility for all obligations  related to the Post-Sale
                    Hydrocarbon Imbalances.

        7.2.2 Non-Operator's Obligations. With respect to (i) any part of the Property and Assets for which BUYER or COI is not duly elected operator, or (ii) any non-operating interests in the Property or Assets, BUYER shall assume full responsibility and liability for BUYER's Assumed Obligations with respect to such non-operating interests.

7.3  SELLER's Obligations After Closing.

        7.3.1 Description of Obligations. After Closing, SELLER will retain and guarantee responsibility for all liabilities, obligations and duties with respect to the ownership and (if applicable) operation of the Property (and COI's ownership of the Assets) that are attributable to periods before the Effective Date, except as otherwise specifically provided in this Agreement (the "SELLER's Retained Obligations"). The SELLER's Retained Obligations include:

               (i) Responsibility for the payment of all operating expenses and capital expenditures related to the Property and Assets and attributable to the period prior to the Effective Date;

               (ii) Responsibility  for  performance  (including  by COI) of all express and implied obligations and covenants under the terms of the Leases, other instruments in the chain of title, the Related Contracts and all other orders and contracts to which the Assets are subject arising before the Effective Date;

               (iii)Responsibility   for  payment  by  COI  of  all   royalties,
                    overriding royalties, production payments, net profits obligations, rentals, shut-in payments and other burdens or encumbrances to which the Assets are subject that are attributable to periods before the Effective Date;

               (iv) Responsibility for proper accounting for and disbursement of production proceeds from the Assets attributable to periods before the Effective Date;

               (v) Responsibility for the exclusions from the Plugging and Abandonment Obligations described in Section 7.4.2, and the exclusions from the Environmental Obligations described in
                    Section 7.5.2; and

               (vi) Responsibility  for all obligations  related to the Pre-Sale
                    Hydrocarbon Imbalances.

        7.3.2 Non-Operator's Obligations. With respect to (i) any periods of time before the Effective Date during which SELLER or COI was not operator of the Property or Assets, or (ii) any non-operating interests in the Property or Assets, SELLER retains full responsibility and liability for SELLER's Retained Obligations with respect to such non-operating interests.

7.4  Plugging and Abandonment Obligations.

        7.4.1 BUYER's Obligations. Upon and after Closing, BUYER guarantees and assumes full responsibility and liability for the following plugging and abandonment obligations (and COI's obligations) related to the Property and Assets (the "Plugging and Abandonment Obligations"), regardless of whether they are attributable to the ownership or operation of the Property op Assets before or after the Effective Date:

               (i)  The   necessary   and  proper   plugging,   replugging   and
                    abandonment of all wells on the Property and Assets, whether plugged and abandoned before or after the Effective Date;

               (ii) The necessary and proper removal,  abandonment, and disposal of all platforms, structures, pipelines, equipment, abandoned property and junk located on or comprising part of the Property and Assets, including junk on the sea floor at the Leases;

               (iii)The  necessary  and proper  capping  and burying of all flow lines associated with the Wells and located on or comprising part of the Assets;

               (iv) The  necessary  and proper  restoration  of the Property and
                    Assets, both surface, sea floor, and subsurface, as may be required by applicable laws, regulation or contract;

               (v) Any necessary clean-up or disposal of Property and Assets contaminated by naturally occurring radioactive material ("NORM"), as may be required by applicable laws, regulations or contract;

               (vi) All obligations  arising from  contractual  requirements and demands made by courts, authorized regulatory bodies or parties claiming a vested interest in the Property and Assets; and

               (vii)Obtaining and  maintaining  all bonds,  or  supplemental  or additional bonds, that may be required contractually or by governmental authorities.

        7.4.2 Exclusions from BUYER's Obligations. BUYER's obligations under this Section 7.4 do not include any civil or criminal fines or penalties that may be levied against SELLER, COI or BUYER by any court or regulatory authority for non-compliance with applicable laws, regulations or orders in connection with the ownership or operation of the Property or Assets before the Effective Date.

        7.4.3 Standard of Operations. BUYER shall conduct (and shall ensure that COI conducts) all plugging, replugging, abandonment, removal, disposal and restoration operations in a good and workmanlike manner and in compliance with all applicable laws and regulations.

        7.4.4 Non-Operator's Obligations. With respect to any non-operating interests in the Property and Assets, BUYER shall guarantee and assume full responsibility and liability, from and after the Effective Date, for the Plugging and Abandonment Obligations with respect to such non-operating interests.

        7.4.5  SELLER's  Remedies.  BUYER's liability and obligations under this
               Section 7.4 are included in the liabilities and obligations to be secured by the bonds, supplemental or additional bonds and/or pledge of securities, as may be established pursuant to Section
               5.4. If BUYER defaults in the performance of its obligations pursuant to this Section 7.4, SELLER, at its option, and after reasonable notice, may complete, or have completed, the plugging, replugging, abandonment, removal, disposal, capping, burying, and restoration operations at BUYER's expense. Exercise of SELLER's rights hereunder shall in no way limit SELLER's rights to seek recovery for any uncompensated damages resulting from such default or to exercise any other legal rights and remedies under this Agreement.

7.5  Environmental Obligations.

        7.5.1 BUYER's Obligations. Except as provided in Section 7.5.2, upon and after Closing, BUYER assumes full responsibility and liability for the following occurrences, events and activities on or related to the Property and Assets (the "Environmental Obligations"), regardless of whether arising from the ownership or operation of the Property (or COI's ownership or operation of the Assets) before or after the Effective Date, and regardless of whether resulting from any acts or omissions of SELLER or COI or the condition of the Property when acquired (or the condition of the Assets when COI was acquired by BUYER):

               (i) Environmental pollution or contamination, including pollution or contamination of the soil, sea, groundwater or air by oil, gas, condensate, distillate, other hydrocarbons, brine, NORM or otherwise;

               (ii) Underground injection activities and waste disposal onsite;

               (iii)Clean-up  responses,  and the cost of remediation,  control, assessment or compliance with respect to surface, sea floor, and subsurface pollution caused by spills, pits, ponds or lagoons;

               (iv) Failure  to  comply  with  applicable   land  use,   surface
                    disturbance, licensing or notification requirements;

               (v) Disposal on the Property or Assets of any hazardous substances, wastes, materials and products generated by or used in connection with the ownership or operation of the Property or Assets before or after the Effective Date; and

               (vi) Non-compliance   with   environmental  or  land  use  rules,
                    regulations, demands or orders of appropriate state or federal regulatory agencies.

        7.5.2  Exclusions  from  BUYER's  Obligations.   BUYER's   Environmental
               Obligations do not include:

               (i) Any civil or criminal fines or penalties that may be levied against SELLER or COI by any court or regulatory authority for any such violation of any laws, rules or regulations in connection with the ownership or operation of the Property (or the ownership or operation of the Assets by COI) before the Effective Date, all of which shall remain the responsibility of SELLER (and to be guaranteed by SELLER); and

               (ii) Disposal  offsite  from the  Property  or Assets  before the
                    Effective Date of any hazardous substances, wastes, NORM, materials and products generated by or used in connection with the ownership or operation of the Property (or the ownership or operation of the Assets by COI) before the Effective Date.

        7.5.3 Non-Operator's Obligations. With respect to any non-operating interests in the Property being transferred to BUYER under this Agreement (and any non-operating interests of COI in the Assets), BUYER agrees to guarantee and assume full responsibility and liability, from and after the Effective Date, for the Environmental Obligations with respect to such non-operating interests.

ARTICLE 8. INDEMNITIES
           -----------

8.1 Definition of Claims. As used in this Agreement, the term "Claims" means any and all losses, liabilities, damages, punitive damages, obligations, expenses, fines, penalties, costs, claims, causes of action and judgments for: (i) breaches of contract; (ii) loss or damage to property, injury to or death of persons, and other tortious injury; and (iii) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or equity. The term "Claims" also includes reasonable attorneys fees, court costs, and other reasonable costs of litigation resulting from the defense of any claim or cause of action within the scope of the indemnities in this Agreement.

8.2  Application of Indemnities.

        8.2.1 Covered Claims and Parties. All indemnities set forth in this Agreement extend to the officers, directors, employees and affiliates of the party indemnified. Unless this Agreement expressly provides to the contrary, the indemnities set forth in this Agreement apply regardless of whether the indemnified party (or its employees, agents, contractors, successors or assigns) causes, in whole or part, an indemnified Claim, including indemnified Claims arising out of or resulting, in whole or part, from the condition of the Property or the indemnified party's (or its employees', agents', contractors', successors' or assigns') sole or concurrent negligence, strict liability or fault.
               However, the indemnities set forth in this Agreement do not extend to any part of an indemnified Claim that (i) is the result of the gross negligence, willful misconduct or fraud of the indemnified party, (ii) is the result of the imposition of punitive damages on the indemnified party arising from the acts of the indemnified party, or (iii) is the result of the imposition of civil or criminal fines or penalties by any court or regulatory authority on the indemnified party due the indemnified party's failure to comply with applicable laws, regulations or orders.

        8.2.2 Other Limitations. The indemnities of the indemnifying party in this Agreement do not cover or include any amounts that the indemnified party may legally recoup from other third party owners under applicable joint operating agreements or other agreements, or for which the indemnified party is reimbursed by any third party. The indemnities in this Agreement do not relieve the parties to this Agreement from any obligations to third parties. The indemnities of the parties in this Agreement do not relieve the indemnified party from, or extend to cover, any obligations of the indemnified party under the terms of any operating agreement or other cost-sharing arrangement which is applicable to any Claim. There will be no upward or downward adjustment in the Purchase Price as a result of any matter for which BUYER or SELLER is indemnified under this Agreement.

8.3 BUYER's Indemnity. BUYER shall indemnify, defend and hold SELLER harmless from and against any and all Claims caused by, resulting from or incidental to:

        8.3.1 BUYER's Assumed Obligations, including the Plugging and Abandonment Obligations, the Environmental Obligations (except as provided in Section 8.4), and the Post-Sale Hydrocarbon Imbalances;

        8.3.2 Any obligations for brokerage or finder's fee or commission incurred by BUYER in connection with its purchase of the Property;

        8.3.3 Any violation by BUYER of state or federal securities laws, or BUYER's dealings (including any dealings in breach of BUYER's warranties and representations in Section 3.3.3) with its partners, investors, financial institutions, assignees and other third parties in connection with the transaction under this Agreement, or any subsequent sale or other disposition of the Property (or portion thereof) by BUYER, its affiliates or assignees;

        8.3.4 BUYER's ownership or operation of any portion of the Property reconveyed or reassigned to SELLER pursuant to Section 5.5.3 (ii) due to failure to obtain requisite Consents or government approvals, except to the extent any such Claim is the direct result of SELLER's ownership or operation of the Property before the Effective Date; and

        8.3.5 BUYER's inspection of the Property and Assets under Section 5.2 and any other provisions of this Agreement, to the extent provided in Section 5.2.

8.4 SELLER's Indemnity. Subject to Section 8.6, SELLER shall indemnify, defend and hold BUYER harmless from and against any and all Claims caused by, resulting from or incidental to:

        8.4.1 SELLER's Retained Obligations, including the exclusions from the Plugging and Abandonment Obligations, the exclusions from the Environmental Obligations assumed by BUYER in the BUYER's Assumed Obligations, and the Pre-Sale Hydrocarbon Imbalances;

        8.4.2 Claims against BUYER by third parties (and third parties only, including governmental agencies) of which BUYER notifies SELLER in writing within one (1) year after Closing, to the extent those Claims result from Environmental Obligations that arise from SELLER's and COI's ownership or operation of the Property and Assets prior to the Effective Date, but SELLER shall have no obligation to BUYER under this Section 8.4 for any such Claim of which SELLER is not notified in writing by BUYER within one (1) year after Closing.

        8.4.3 Any ownership, operations or activities of COI in or associated with the state of Alaska.

8.5 Notices and Defense of Indemnified Claims. Each party shall immediately notify the other party of any Claim of which it becomes aware and for which it is entitled to indemnification from the other party under this Agreement. The indemnifying party shall be obligated to defend at the indemnifying party's sole expense any litigation or other administrative or adversarial proceeding against the indemnified party relating to any Claim for which the indemnifying party has agreed to indemnify and hold the indemnified party harmless under this Agreement. However, the indemnified party shall have the right to participate with the indemnifying party in the defense of any such Claim at its own expense.

8.6  SELLER's Indemnity Limit.  Notwithstanding anything herein to the contrary,
     (i) in no event shall SELLER be required to indemnify BUYER for any Claim or pay any other amount in connection with or with respect to the transactions contemplated in this Agreement in any amount exceeding in the aggregate twenty-five percent (25 %) of the Purchase Price as adjusted pursuant to Section 2.2 and (ii) in no event shall SELLER be required to indemnify BUYER for any Claim covered by SELLER's indemnity under Section 8.4, if SELLER does not receive written notice of the Claim as provided in
     Section 8.5 within one (1) year after the Closing Date; provided, however, the indemnity provided in Section 8.4.3 shall be unlimited as to time and amount.

8.7 NORM. BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL. SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT, MATERIALS AND OTHER PROPERTY. SOME OR ALL OF THE EQUIPMENT, MATERIALS AND OTHER PROPERTY SUBJECT TO THIS AGREEMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS. A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY BY REASON THEREOF. THEREFORE, BUYER MAY NEED TO FOLLOW SAFETY PROCEDURES WHEN HANDLING THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY.

8.8 Pending Litigation and Claims. Notwithstanding anything in this Agreement to the contrary, BUYER shall indemnify, defend and hold SELLER harmless from and against any Claims resulting from the litigation and claims listed on Exhibit C under the section entitled "BUYER's Responsibility," except as may otherwise be expressly provided in that Exhibit. SELLER shall indemnify, defend and hold BUYER harmless from and against any Claims resulting from the litigation and claims listed on Exhibit C under the section entitled "SELLER's Responsibility," except as may otherwise be expressly provided in that Exhibit. Furthermore, if BUYER is a party in any of the litigation listed on Exhibit C against SELLER, BUYER shall release SELLER from its Claims and dismiss such litigation with prejudice. These matters shall not constitute an Adverse Environmental Condition or a Title Defect.

8.9 Waiver of Consequential and Punitive Damages; Data Room Matters. NEITHER BUYER NOR SELLER SHALL BE ENTITLED TO RECOVER FROM THE OTHER, RESPECTIVELY, AND EACH PARTY RELEASES THE OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY. BUYER AND SELLER BOTH WAIVE, AND RELEASE THE OTHER FROM, ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN
     CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES, AFFILIATES OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS ARTICLE 8 SHALL NOT BE WAIVED. BUYER hereby fully and unconditionally releases SELLER and their affiliates and subsidiaries and their officer, directors and employees, from any and all Claims, causes of action or damages, if any, arising in favor of BUYER from SELLER's data room process and proposal procedures in connection with its sale of the Property.

ARTICLE 9.  TAXES AND EXPENSES
            ------------------

9.1 Recording Expenses. BUYER shall pay all costs of recording and filing the Assignment Documents for the Property, all other state and federal transfer documents, and any other instruments that must be filed to effectuate the transfer of the Property.

9.2 Ad Valorem, Real Property and Personal Property Taxes. All Ad Valorem Taxes, Real Property Taxes, Personal Property Taxes, and similar obligations ("Property Taxes") on the Property are SELLER's obligation for periods before the Effective Date and BUYER's obligation for periods after the Effective Date. If Property Taxes for the current tax year have not been assessed and paid as of the Closing Date, the BUYER shall file all required reports and returns incident to the Property Taxes and pay the Property Taxes for the current tax year and subsequent periods. The SELLER will reimburse the BUYER promptly for the SELLER's proportionate share of these taxes, prorated as of the Effective Date, upon receipt of evidence of the BUYER's payment of the taxes. If Property Taxes for the current tax year have been assessed and paid as of the Closing Date, the BUYER will reimburse the SELLER for its proportionate share of these taxes, prorated as of the Effective Date, as a closing adjustment to the Purchase Price, as provided in Section 2.2.

9.3 Severance Taxes. SELLER shall bear and pay all severance or other taxes measured by Hydrocarbon production from the Property, or the receipt of proceeds therefrom, to the extent attributable to production from the Property before the Effective Date. BUYER shall bear and pay all such taxes on production from the Property on and after the Effective Date. SELLER shall withhold and pay on behalf of BUYER all such taxes on production from the Property between the Effective Date and the Closing Date, if the Closing Date follows the Effective Date, and the amount of any such payment shall be reimbursed to SELLER as a closing adjustment to the Purchase Price pursuant to Section 2.2. If either party pays taxes owed by the other, upon receipt of evidence of payment the nonpaying party will reimburse the paying party promptly for its proportionate share of such taxes.

9.4  Tax and Financial Reporting.

        9.4.1 IRS Form 8594. If the parties mutually agree that a filing of Form 8594 is required, the parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation of the value of the Property.

        9.4.2 Financial Reporting. SELLER and BUYER agree to furnish to each other at Closing or as soon thereafter as practicable any and all information and documents reasonably required to comply with tax and financial reporting requirements and audits.

        9.4.3 Intangible Drilling Cost Recapture. SELLER and BUYER agree to furnish to each other, at Closing or as soon as practicable thereafter, data relative to deductions claimed, pursuant to
               Section 263(c) of the Internal Revenue Code of 1986, for intangible drilling costs related to the Property, and any other relevant data to allow each party to calculate the carryover intangible drilling costs associated with the Property that is subject to potential recapture under Section 1254(a) of the Internal Revenue Code of 1986.

        9.4.4 Federal Tax Reporting. The taxable income or loss and all other tax items of the Corporation for all taxable periods of the Corporation ending on or before the Effective Date therefore shall be included in the consolidated federal income tax return of the SELLER's affiliated group. SELLER has paid or shall pay or cause to be paid all income taxes, interest, penalties and other amounts due with respect to federal income tax returns of all members of SELLER's affiliated group (including the Corporation) filed or required to be filed for any and all taxable periods ending on or before the Effective Date ("Pre-closing Periods").

9.5 Sales and Use Taxes. BUYER shall be responsible for and pay all federal, state, or local sales, transfer, gross proceeds, use and similar taxes incident or applicable to the Property it receives under this Agreement, or caused by the transfer of the Property to BUYER under this Agreement. If SELLER is required to pay such sales, use or similar taxes on behalf of BUYER, BUYER will reimburse SELLER at Closing for all sales and use taxes due and payable on the transfer of the Property to BUYER.

9.6 Income Taxes. Each party shall be responsible for its own state and federal income taxes, if any, as may result from this transaction.

9.7 Incidental Expenses. Each party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

9.8 Indemnity. BUYER shall be responsible for and shall pay or cause to be paid all federal, state and local taxes of the Corporation, if any, for the taxable periods following the Effective Date, and BUYER shall indemnify and hold SELLER harmless for any and all federal, state and local taxes, penalties, interest or any other government levies assessed therefrom.

9.9 Cooperation. BUYER and SELLER shall cooperate with each other in connection with any tax matters, concerning the Corporation including, but not limited to compliance, audits and litigations. SELLER shall have the right to defend (at its own expense) any contest for the assessment of taxes for which it is responsible for under this Agreement.

9.10 Section 338(h)(10) Election. SELLER and BUYER shall file a simultaneous joint election to treat the sale of the shares of the Corporation as a sale of assets under Treasury Regulations section 1.338(h)(10)-1T, and related regulations. SELLER and BUYER agree, without limitation, to execute all consents, forms, adjusted basis allocations and supporting schedules necessary to effect said election under the consolidated federal tax returns of the parties.

ARTICLE 10. [Intentionally left blank.]

ARTICLE 11. MISCELLANEOUS
            -------------

11.1 Preferential Right to Purchase and Process Production. At Closing, SELLER and COI will execute an agreement providing for the following:

        11.1.1 SELLER's  Right and Option.  COI shall  grant and SELLER  shall have the ongoing preferential right and option, but not the obligation, to purchase oil, condensate or other liquid Hydrocarbons ("Liquid Hydrocarbons") produced from the Assets, and payment for such Liquid Hydrocarbons shall be at the same price and under the same terms and conditions offered to COI in any bona fide offer from a third party purchaser. If COI does not have a bona fide offer from a third party purchaser, then payment for such Liquid Hydrocarbons shall be at SELLER's posted price as specified in SELLER's posted price bulletin in effect on the delivery date for Liquid Hydrocarbons of like kind and quality to that produced from the Assets (currently Conoco's South Louisiana Sweet (Onshore) posting), less per barrel taxes and transportation deductions. If SELLER does not have a posted price for Liquid Hydrocarbons from the Assets, then payment for such Liquid Hydrocarbons shall be based on the published price of another major oil company on which SELLER and COI mutually agree, in effect on the delivery date for Liquid Hydrocarbons of like kind, quality, and location, less per barrel taxes and transportation deductions. COI shall grant and SELLER shall also have the preferential right and option to purchase or process natural and casinghead gas, or other gaseous Hydrocarbons ("Gaseous Hydrocarbons") produced from the Assets, with payment for the Gaseous Hydrocarbons purchased and/or gas products recovered to be at the same price and under the same terms and conditions offered to COI in any bona fide offer from a third party purchaser. If COI does not have a bona fide offer from a third party purchaser, then the price will be determined on the basis of an agreement between SELLER and COI containing terms generally acceptable in the area.

       11.1.2 Third-Party Offers. If COI receives from a responsible, unaffiliated third-party a bona fide offer acceptable to COI to purchase Liquid Hydrocarbons or purchase and/or process Gaseous Hydrocarbons from the Assets it receives, COI shall furnish SELLER a copy of this offer as written on the letterhead of the third-party offeror. SELLER shall then have one (1) day (or such shorter period as may be mutually agreeable to the parties) after receiving a copy of the offer to either waive its right or elect to purchase and/or process the Liquid Hydrocarbons or Gaseous Hydrocarbons, as applicable, on terms substantially equivalent to those offered to COI by the third-party offeror or on more favorable terms and conditions to COI. Failure to timely reply to COI's notice will be a one-time waiver of SELLER's preferential rights under this Section 11.1. Once waived, and if COI accepts the third-party offer, the preferential rights under this Section
               11.1 will not be enforceable during the term of any sale or processing contract between COI and the third-party offeror. However, COI agrees not to enter into any sale or processing contract with a third-party offeror with a term in excess of six months in duration.

        11.1.3 Miscellaneous.

               (i) The preferential rights in this Section 11.1 shall be subject to the expiration of any existing contracts for the purchase of Liquid Hydrocarbons or Gaseous Hydrocarbons from the Assets between COI and third-party purchasers that are part of the Related Contracts, and also subject to the Gas Purchase Agreement, dated January 1, 1994, as amended May 1, 2000, between Continental Alaska Pipe Line Company (now called Conoco Offshore Inc.) and Conoco Inc. (item 12 of the Related Contracts, C-12996).

               (ii) The failure of SELLER to exercise its preferential rights to purchase Liquid Hydrocarbons or Gaseous Hydrocarbons from the Assets under this Section 11.1 at any time or times shall not constitute a waiver of those preferential rights.

               (iii)For the  purposes of this  Agreement,  any exchange or other disposition of Liquid Hydrocarbons or Gaseous Hydrocarbons from the Assets will be considered a sale under this Section
                    11.1 and subject to SELLER's  preferential rights under this
                    Section 11.1.

               (iv) The  preferential  rights in this  Section  11.1  shall be a covenant running with the land.

11.2 Dispute Resolution. Any dispute concerning this Agreement (other than Claims by a third party in litigation for which a party to this Agreement is claiming indemnity) shall be resolved under the mediation and binding arbitration procedures set forth in Exhibit H. Compliance with this Section
     11.2 and the procedures set forth in Exhibit H shall constitute a condition precedent to either party seeking judicial enforcement of any provisions of this Agreement. The parties agree that the provisions of Exhibit H are a severable, independent arbitration agreement separately enforceable from the remainder of this Agreement.

11.3 Suspense Accounts. At SELLER's option and as soon as practical after the Closing, SELLER shall transfer to BUYER all funds held by SELLER in suspense related to proceeds of production and attributable to third parties' interests in the Leases or Hydrocarbon production from the Leases (but not including any suspended funds relating to any Claims described in Exhibit C), including funds suspended awaiting minimum disbursement requirements, funds suspended under division orders and funds suspended for title and other defects. If such funds are transferred to BUYER, BUYER agrees to administer all such accounts and assume all payment obligations relating thereto in accordance with all applicable laws, rules and regulations, and shall be liable for the payment thereof to the proper parties.

11.4 SELLER's Marks and Logos. Rights to the name "Conoco" and all its variants, and all other marks and logos of SELLER are expressly retained by SELLER. To the extent COI has or uses any such names, marks and logos after Closing, BUYER will cause COI to cease such use and, if necessary, to assign same to SELLER. BUYER shall cause COI to change its corporate name within sixty (60) days after Closing to remove the name "Conoco" from its corporate name.

11.5 Survival of Representations and Warranties. All of the representations, warranties, covenants, indemnities and agreements of or by the parties to this Agreement will survive the Closing, the execution and delivery of the Assignment Documents and other instruments under this Agreement, and the transfer of the Property between the parties; and they shall not be merged into or superseded by the Assignment Documents or other documents delivered at Closing. However, neither party to this Agreement will be entitled to make a Claim against the other party in connection with the inaccuracy of the representations and warranties of the other party in this Agreement unless the other party is notified of that Claim in writing within one (1) year after the Closing Date.

11.6 Public Announcements. Neither party may make press releases or other public announcements concerning this transaction, without the other party's prior written approval and agreement to the form of the announcement, except as may be required by applicable laws or rules and regulations of any governmental agency or stock exchange.

11.7 Notices. All notices under this Agreement must be in writing. Any notice under this Agreement may be given by personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

     If to SELLER:           CONOCO INC.
                             600 North Dairy Ashford
                             Houston, Texas  77079
                             Attention:  Manager, Acquisitions and Divestitures
                             Fax No.:  (281) 293-5088
                             Telephone:  (281) 293-1000

                             CONOCO OFFSHORE PIPE LINE COMPANY
                             600 N. Dairy Ashford
                             Houston, Texas  77079
                             Attention:  W. M. Hicks, Vice President
                             Fax No.:  (281) 293-3024
                             Telephone:  (281) 293-2491

     with copy to:           CONOCO INC.
                             1000 South Pine
                             P. O. Box 1267
                             Ponca City, Oklahoma  74603
                             Attention:  Manager, Real Property Administration
                             Fax No.:  (405) 767-5479
                             Telephone:  (405) 767-2233

     If to BUYER:            STONE ENERGY CORPORATION
                             625 East Kaliste Saloom Road
                             Lafayette, Louisiana  70508
                             Attention:  E. J. Louviere
                             Title:  Vice President, Land
                             Fax No.:  (337) 237-0996
                             Telephone:  (337) 272-0415

     Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

11.8 Effective Date. The Effective Date of this Agreement will be 11:59 p.m. Central Standard Time, on December 31, 2001.

11.9 Binding Effect; Assignment. Except as expressly provided in Section 2.7, prior to the later of the Closing Date or the Effective Date neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, which may be withheld for any reason including convenience. If BUYER sells, transfers or assigns all or a portion of the Property, (i) this Agreement shall remain in effect between BUYER and SELLER as to all the Property regardless of such sale or assignment (and BUYER will remain obligated hereunder), and (ii) BUYER shall require its successors and assigns expressly to assume its obligations under this Agreement, to the extent related or applicable to the Property or portion thereof acquired by them.

11.10Entire Agreement and Amendment. This Agreement,  together with any relevant confidentiality agreement referred to in Section 5.1, constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the parties concurrently or after the execution of this Agreement. No other agreement, statement or promise made by any party, or to any employee, officer or agent of any party, which is not contained in this Agreement shall be binding or valid. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by the parties hereto.

11.11Interpretation. The parties stipulate and agree that this Agreement shall be deemed and considered for all purposes to have been jointly prepared by the parties, and shall not be construed against any one party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement. Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply.

       11.11.1 Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

       11.11.2 The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

       11.11.3 A defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

       11.11.4 If there is any conflict or inconsistency between the provisions of the main body of this Agreement and the provisions of any Appendix, Exhibit, Schedule or executed Assignment Document, the provisions of this Agreement shall take precedence. If there is any conflict between the provisions of any pro forma Assignment Document or other transaction documents attached to this Agreement as an Appendix, Exhibit or Schedule and the provisions of any Assignment Documents and other transaction documents actually executed by the parties, the provisions of the executed Assignment Documents and other executed transaction documents shall take precedence.

       11.11.5 The omission of certain provisions of this Agreement from the Assignment Documents does not constitute a conflict or inconsistency between this Agreement and the Assignment Documents, and will not effect a merger of the omitted provisions. To the fullest extent permitted by law, all provisions of this Agreement are hereby deemed incorporated into the Assignment Documents by reference.

       11.11.6 The underlined Article, Section and Exhibit references in this Agreement refer to the Articles, Sections and Exhibits of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

       11.11.7 The plural shall be deemed to include the singular, and vice versa

       11.11.8 The term "knowledge" as applied to either party, shall mean the actual knowledge of such party's officers and directors, and its employees, agents, or representatives at a supervisory level and above.

11.12Third-Party Beneficiaries. It is understood and agreed that there shall be no third-party beneficiary of this Agreement, and that the provisions hereof do not impart enforceable rights, benefits, or remedies in anyone who is not a party or a successor or assignee of a party hereto.

11.13Successors and Assigns.  This Agreement  binds and inures to the benefit of the parties hereto their respective permitted successors and assigns, and all the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be enforceable by the parties hereto and their respective permitted successors and assigns.

11.14Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

11.15Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

11.16Governing Law. THIS AGREEMENT  SHALL BE GOVERNED,  CONSTRUED,  AND ENFORCED
     IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

11.17Exhibits.   The  Appendices,   Exhibits  and  Schedules  attached  to  this
     Agreement are incorporated into and made a part of this Agreement, and, prior to Closing, SELLER and BUYER agree to revise or supplement the Appendices, Exhibits and Schedules, as and if necessary to more accurately describe the information mutually intended by the parties to be reflected thereon.

11.18Waiver.  Any  of  the  terms,   provisions,   covenants,   representations,
     warranties or conditions hereof may be waived only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

11.19 Default and Remedies.

       11.19.1 SELLER's Remedies. Upon failure of BUYER to perform any of the obligations under this Agreement to be performed by BUYER prior to and on the Closing Date, SELLER, at SELLER's sole option, may
               (i) enforce specific performance, or (ii) terminate this Agreement and retain the Performance Deposit as agreed liquidated damages and not as a penalty. The remedies set forth in this
               Section 11.19.1 shall be SELLER's sole and exclusive remedies for any such default, and SELLER hereby expressly waives and releases all other remedies (except as provided in Section 11.19.4).

       11.19.2 BUYER's Remedies. Upon failure of SELLER to perform any of the obligations to be performed by SELLER prior to and on the Closing Date, BUYER, at BUYER's sole option, may (i) enforce specific performance, or (ii) terminate this Agreement and receive back the Performance Deposit (without interest) from SELLER. The remedies set forth in this Section 11.19.2 shall be BUYER's sole and exclusive remedies for such default, and BUYER hereby expressly waives and releases all other remedies (except as provided in Section 11.19.4).

      11.19.3  Effect  of  Termination.   Notwithstanding  anything  to  the
               contrary in this Agreement (except Section 11.19.4), in the event of termination of this Agreement, the transaction shall not close and this Agreement shall become void and have no further effect whatsoever, and neither BUYER nor SELLER shall have any further liability, obligations, right or duty to the other under this Agreement, except as provided in Sections 11.19.1, 11.19.2, and 11.19.4, as applicable.

       11.19.4 Other Remedies. Notwithstanding the provisions of Sections 11.19.1, 11.19.2 and 11.19.3, termination of this Agreement shall not prejudice or impair SELLER's or BUYER's rights and obligations under Sections 5.1 (and the confidentiality agreements referenced therein), 5.2 (BUYER's inspections), 5.3.2 (confidentiality of environmental data), and 11.2 (dispute resolution), and such other portions of this Agreement as are necessary to the enforcement and construction of Sections 5.1, 5.2, 5.3.2, and 11.2.

11.20SELLER's Audit Rights. SELLER shall have the right, during reasonable business hours, to audit all records (excepting federal tax records and records subject to the attorney/client privilege) of BUYER pertaining to the Property for a period of two years from Closing.

IN WITNESS WHEREOF, the authorized representatives of Conoco, COPL and Stone execute this Agreement on the dates stated below.


CONOCO INC.                                          STONE ENERGY CORPORATION
(formerly Continental Oil Company,
 Charter Number 523126)

By:    /s/ W.E. Earnest                      By:     /s/ D. Peter Canty
       _____________________________                 ___________________________
Name:  W. E. Earnest                         Name:   D. Peter Canty
       _____________________________                 ___________________________
Title: Attorney-in-Fact                      Title:  President and CEO
       _____________________________                 ___________________________
Date:  October 8, 2001                       Date:   October 8, 2001
       _____________________________                 ___________________________

Witnesses: _________________________      Witnesses: ___________________________

           _________________________                 ___________________________


CONOCO OFFSHORE PIPE LINE COMPANY

By:      /s/ W.M. Hicks
         _____________________________
Name:    W.M. Hicks
         _____________________________
Title:   Vice-President
         _____________________________
Date:    October 8, 2001
         _____________________________

Witnesses: ___________________________

           ___________________________